EXHIBIT 10.3

LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT
dated as of
December 23, 2010
among
CHARTIS INC.,
The Lenders Party Hereto,
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
and
Each Several L/C Agent Party Hereto

J.P. MORGAN SECURITIES LLC,
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
and
CITIGROUP GLOBAL MARKETS INC.,
as Joint Lead Arrangers and Joint Bookrunners

BANK OF AMERICA, N.A.
and
CITIBANK, N.A.,
as Co-Syndication Agents

DEUTSCHE BANK SECURITIES INC.
and
STANDARD CHARTERED BANK,
as Co-Documentation Agents

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- ii -

SCHEDULES

SCHEDULE 2.01	Commitments
SCHEDULE 4.02(e)	Financial Strength Ratings
SCHEDULE 9.01	Notice Information

EXHIBITS

EXHIBIT A	Form of Assignment and Assumption
EXHIBIT B	Forms of U.S. Tax Certificates

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          LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT dated as of December 23, 2010 among CHARTIS INC., the LENDERS party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, and each SEVERAL L/C AGENT party hereto.
          The Company has requested that the Lenders provide a revolving credit facility for the issuance of letters of credit, and the Lenders are willing to do so on the terms and conditions set forth herein. The parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS
          SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
          “Administrative Agent” means JPMCB, in its capacity as administrative agent for the Lenders hereunder.
          “Administrative Agent’s Office” means the Administrative Agent’s address as set forth on Schedule 9.01, or such other address as the Administrative Agent may from time to time notify the Company and the Lenders.
          “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
          “Affected Lender” means a Lender that (a) is not obligated to issue a particular Several Letter of Credit because of one or more of the events or circumstances described in Sections 2.01(a)(iii)(A) or (B) and (b) has elected not to issue such Several Letter of Credit as a result of one or more of such events or circumstances.
          “Affiliate” means, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that neither Federal Reserve Bank of New York nor United States Department of the Treasury shall be deemed to be an Affiliate of the Company for purposes of this Agreement.
          “Agents” means each of the Administrative Agent, the Syndication Agents and the Several L/C Agents.
          “Agreement Value” means, for each Swap Contract, on any date of determination, the maximum aggregate amount (giving effect to any netting agreements and netting amounts arising out of intercompany Swap Contracts) that the Company or any Subsidiary would be required to pay if such Swap Contract were terminated on such date.
          “AIG” means American International Group, Inc., a Delaware corporation.
          “Alternate Base Rate” means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on
Credit Agreement

such day plus 0.50%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.
          “Annual Statement” means the annual statutory financial statement of any Insurance Subsidiary required to be filed with the insurance commissioner (or similar authority) of its jurisdiction of organization, which statement shall be in the form required by such Insurance Subsidiary’s jurisdiction of incorporation or, if no specific form is so required, in the form of financial statements permitted by such insurance commissioner (or such similar authority) to be used for filing annual statutory financial statements and shall contain the type of information permitted or required by such insurance commissioner (or such similar authority) to be disclosed therein, together with all exhibits or schedules filed therewith.
          “Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments. The Applicable Percentage of a Lender may be adjusted in accordance with the provisions of this Agreement, including as a result of a Commitment Increase under Section 2.08 and the provisions regarding Defaulting Lenders.
          “Applicable Rate” means, for any day, a rate per annum equal to: (a) with respect to ticking fees or commitment fees pursuant to Section 2.03(a) or (b), 0.20%; and (b) with respect to any Letter of Credit fees pursuant to Section 2.03(c), 1.50%.
          “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
          “Assignment and Assumption” means an assignment and assumption entered into by a Lender as assignor and an assignee (with the consent of each Person whose consent is required by Section 9.04(b)), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.
          “Assuming Lender” has the meaning assigned to such term in Section 2.08.
          “Availability Period” means the period from and including the Closing Date to but excluding the earlier of the Commitment Termination Date and the date of termination of the Commitments.
          “Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy
Letter of Credit Agreement and Reimbursement Agreement

Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
          “Board” means the Board of Governors of the Federal Reserve System of the United States.
          “Business Day” means any day that is not a Saturday, Sunday or other day on which banks in New York City are authorized or required by Law to remain closed.
          “Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
          “Cash Collateral” means, with respect to any Letter of Credit, deposit account balances maintained with the Administrative Agent, denominated in Dollars and pledged, as collateral, to the Administrative Agent for the benefit of the Lenders in an amount equal to the Outstanding Amount of L/C Obligations.
          “Cash Collateralize” has the meaning specified in Section 2.01(g). Derivatives of “Cash Collateralize” shall have corresponding meanings.
          “Catastrophe Bond” means any note, bond or other instrument of Indebtedness or any Swap Contract or other similar agreement which has a catastrophe, weather or other risk feature linked to payments thereunder.
          A “Change in Control” shall be deemed to have occurred if (a) any “person” or “group” (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the date hereof), other than Federal Reserve Bank of New York and United States Department of the Treasury (the “Permitted Investors”), shall own, directly or indirectly, beneficially or of record, shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of AIG; (b) a majority of the seats (other than vacant seats) on the board of directors of AIG shall at any time be occupied by persons who were not (i) nominated by the board of directors of AIG, (ii) appointed by directors so nominated or (iii) elected with the favorable vote of the Permitted Investors; or (c) any change in control (or similar event, however denominated) with respect to AIG shall occur under and as defined in any indenture or agreement in respect of Material AIG Indebtedness, which event enables or permits the holder or holders of such Material AIG Indebtedness or any trustee or agent on its or their behalf to cause such Material AIG Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity.
Letter of Credit Agreement and Reimbursement Agreement

          “Change in Law” means (a) the adoption of any Law after the date of this Agreement, (b) any change in any Law or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.04(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder issued in connection therewith or in implementation thereof shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.
          “Closing Date” has the meaning assigned to such term in Section 4.02.
          “Code” means the Internal Revenue Code of 1986, as amended.
          “Combined Balance Sheet” means the combined balance sheet of the managed businesses of the Company and its Subsidiaries.
          “Combined Financial Statements” means the combined balance sheet and statements of income (loss), comprehensive income (loss) and changes in equity and cash flows of the managed businesses of the Company and its Subsidiaries.
          “Combined Net Worth” means, at any date, the combined total equity of the managed businesses of the Company and its Subsidiaries; provided that there shall be excluded from “Combined Net Worth” (a) accumulated other comprehensive income (or loss) and (b) all noncontrolling interests (as determined in accordance with the Statement of Financial Accounting Standards No. 160, entitled “Noncontrolling Interests in Consolidated Financial Statements”).
          “Combined Statutory Surplus” means, at any date, the sum of the statutory surplus and capital of each of the Company’s Insurance Subsidiaries in accordance with SAP, determined on a combined basis for all such Insurance Companies at such date.
          “Commitment” means, with respect to each Lender, the commitment of such Lender to issue Several Letters of Credit (and/or to purchase participations therein to the extent provided herein), in an aggregate amount at any one time outstanding not to exceed the sum of (a) the amount set forth opposite such Lender’s name on Schedule 2.01 and (b) the amount set forth for such Lender in any Assignment and Assumption (or, in the case of any Assuming Lender, the agreement entered into by such Assuming Lender under Section 2.08) pursuant to which such Lender acquired any such obligation, if applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption (or, in the case of any Assuming Lender, the agreement entered into by such Assuming Lender under Section 2.08) pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders’ Commitments is $1,300,000,000 as of the Effective Date.
Letter of Credit Agreement and Reimbursement Agreement

          “Commitment Increase” has the meaning assigned to such term in Section 2.08.
          “Commitment Increase Date” has the meaning assigned to such term in Section 2.08.
          “Commitment Termination Date” means the earlier of (a) the date that is 364 days after the Closing Date and (b) December 30, 2011 (or if any such date is not a Business Day, the immediately preceding Business Day).
          “Company” means Chartis Inc., a Delaware corporation.
          “Confirming Bank” means, as provided in Section 2.09 with respect to any Non-NAIC Approved Bank, any Person (including any Lender) that is an NAIC Approved Bank and that has agreed in an written agreement to confirm Several Letters of Credit with respect to which such Non-NAIC Approved Bank is an issuer, which agreement shall be in form and substance reasonably satisfactory to the Administrative Agent (such an agreement, a ‘Confirming Bank Agreement”).
          “Confirming Bank Agreement” has the meaning assigned to such term in the definition of “Confirming Bank”.
          “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
          “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
          “Default” means any event or condition which constitutes an Event of Default or which, upon notice, lapse of time or both, would constitute an Event of Default.
          “Default Rate” means a rate per annum equal to 2.00% plus the Alternate Base Rate as in effect from time to time plus 0.50%.
          “Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its obligations in respect of Letters of Credit (including participation obligations therein, if any, hereunder) or (ii) pay over to the Administrative Agent, any Several L/C Agent or any Lender any other amount required to be paid by it hereunder, (b) has notified the Company or the Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations hereunder or in respect of the Letters of Credit or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, acting in good faith, to confirm in writing in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations hereunder (including in respect of the Letters of Credit) (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt by the Administrative Agent or
Letter of Credit Agreement and Reimbursement Agreement

the Company, as applicable, of such certification) or (d) has become the subject of a Bankruptcy Event.
          “Department” means, with respect to any Insurance Subsidiary, the Governmental Authority of such Insurance Subsidiary’s jurisdiction of domicile with which such Insurance Subsidiary is required to file its Annual Statement (including any jurisdiction of domicile deemed to be such by virtue of a “commercially domiciled” or similar standard).
          “Designated Insurance Subsidiary” means any Insurance Subsidiary that is a Designated Subsidiary.
          “Designated Subsidiaries” means, without duplication, (a) Chartis International, LLC, Chartis Overseas Limited, Chartis U.S., Inc., National Union Fire Insurance Company of Pittsburgh, Pa. and American Home Assurance Company; and (b) any Subsidiary formed or organized after the Effective Date that owns, directly or indirectly, greater than 10% of the Equity Interests in any other Designated Subsidiary.
          “Disclosed Matters” means any matters disclosed in any Form 10-Q or Form 8-K filed by AIG with the SEC during the period from and including January 1, 2010 to and including November 5, 2010.
          “Disclosed Tax Matters” means any matters relating to taxes set forth or accounted for in the “Federal Income Taxes” or “Income Taxes” notes, as applicable, to AIG’s consolidated financial statements in any Form 10-Q or 10-K filed by AIG with the SEC during the period from and including January 1, 2008 to and including November 5, 2010.
          “Disposition” means the sale, transfer, license, sublicense, lease, sublease or other disposition (including any sale and leaseback transaction and any sale of Equity Interests) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
          “Disqualified Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, in each case other than solely for Capital Stock in such Person that does not constitute Disqualified Stock and cash in lieu of fractional shares of such Capital Stock and at any time on or prior to the first anniversary of the Commitment Termination Date, or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interest referred to in clause (a) above (other than solely for Capital Stock in such Person that do not constitute Disqualified Stock and cash in lieu of fractional shares of such Capital Stock), in each case at any time prior to the first anniversary of the Commitment Termination Date; provided, however, that Capital Stock in any Person that would not constitute Disqualified Stock but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Capital Stock upon the occurrence of a disposition or a change of control shall not
Letter of Credit Agreement and Reimbursement Agreement

constitute Disqualified Stock if any such requirement becomes operative only after repayment in full of all obligations in respect of the Letters of Credit and all other Obligations that are accrued and payable.
          “Dollars” or “$” refers to lawful money of the United States.
          “Effective Date” has the meaning assigned to such term in Section 4.01.
          “Environmental Laws” means all federal, state, local, municipal and foreign Laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, injunctions, permits, directives, orders (including consent orders), and legally binding requirements of any Governmental Authority, in each case concerning the protection of the environment, natural resources, human health and safety as it relates to any Hazardous Materials or the presence, Release of, or exposure to, Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling, disposal or handling of, or the arrangement for such activities with respect to, Hazardous Materials, in each case not relating to or arising out of the insurance or reinsurance activities of the Company or the Subsidiaries.
          “Environmental Liability” means all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of (a) actual or alleged compliance or noncompliance with any Environmental Law, (b) the generation, manufacture, processing, distribution, use, handling, transport, storage, treatment, recycling or disposal of, or the arrangement for such activities with respect to, any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which a liability or obligation is assumed or imposed with respect to any of the foregoing. Liabilities of the type described above arising out of the obligation of any Insurance Subsidiary with respect to its insurance operations shall not constitute “Environmental Liabilities” hereunder.
          “Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any Person, and any option, warrant or other right entitling the holder thereof to purchase or otherwise acquire any such equity interest.
          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
          “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
          “ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to
Letter of Credit Agreement and Reimbursement Agreement

such Plan, whether or not waived, (c) the determination that any Plan is in “at-risk status” (within the meaning of Section 430 of the Code and Section 303 of ERISA, (d) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (e) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Company or any of its ERISA Affiliates from any Plan or Multiemployer Plan, (f) the receipt by the Company or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (g) the requirement that a Plan provide a security pursuant to Section 436(f)(i) of the Code, (h) the receipt by the Company or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Company or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA, (i) the Company or any of the Subsidiaries engaging in a “prohibited transaction” with respect to a plan for which the Company or any of the Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which the Company or any such Subsidiary could otherwise be liable, (j) any other event or condition with respect to a Plan or Multiemployer Plan that could reasonably be expected to result in liability of the Company or any Subsidiary under Title IV of ERISA or (k) any Foreign Benefit Event.
          “Event of Default” has the meaning assigned to such term in Article VII.
          “Excluded Taxes” means, with respect to any payment made by the Company, any of the following Taxes imposed on or with respect to the Recipient: (a) Other Connection Taxes; (b) Taxes attributable to such Recipient’s failure or inability to comply with Section 2.05(f); and (c) U.S. Federal withholding Taxes from a Law in effect (including FATCA) on the date on which (i) such Recipient acquires directly or indirectly its applicable ownership interest in the Letters of Credit, participations therein or its Commitment (other than a Recipient acquiring its applicable ownership interest pursuant to Section 2.07(b)) or (ii) such Recipient changes its lending office, except in each case to the extent that, pursuant to Section 2.05, amounts with respect to such taxes were payable either to such Recipient’s assignor immediately before such Recipient became a Recipient with respect to its applicable ownership interest in the Letters of Credit or its Commitment or to such Recipient immediately before it changed its lending office.
          “Existing L/C Issuer” means the Lender which is the issuer of an Existing Letter of Credit.
          “Existing Letter of Credit” means a letter of credit (if any) that is (a) issued by a Lender under a bilateral arrangement with the Company at any time on or prior to December 31, 2010 for the account of the Company for purposes consistent with Section 5.10 and (b) outstanding as of the Closing Date and designated by the Company (with the consent of the Existing L/C Issuer and the Administrative Agent (such consent, in each case, not to be unreasonably withheld)) in writing to the Administrative Agent as of the Closing Date to be an Existing Letter of Credit hereunder.
Letter of Credit Agreement and Reimbursement Agreement

          “FATCA” means Sections 1471 through 1474 of the Code and any regulations or official interpretations thereof.
          “Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
          “Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person.
          “Foreign Benefit Event” means, with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable Law or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable Law, on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Pension Plan or to appoint a trustee or similar official to administer any such Foreign Pension Plan, or alleging the insolvency of any such Foreign Pension Plan, (d) the incurrence of any liability by the Company or any Subsidiary under applicable Law on account of the complete or partial termination of such Foreign Pension Plan or the complete or partial withdrawal of any participating employer therein or (e) the occurrence of any transaction that is prohibited under any applicable Law and that could reasonably be expected to result in the incurrence of any liability by the Company or any of the Subsidiaries, or the imposition on the Company or any of the Subsidiaries of any fine, excise tax or penalty resulting from any noncompliance with any applicable Law.
          “Foreign Pension Plan” means any benefit plan maintained outside of the U.S. primarily for the benefit of employees working outside the U.S. that under applicable Law is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.
          “Fund” means any investment vehicle managed by the Company or an Affiliate of the Company and created in the ordinary course of the Company’s asset management business or tax credit investment business for the purpose of selling and/or holding, directly or indirectly, Equity Interests in such investment vehicle to third parties.
          “GAAP” means United States generally accepted accounting principles applied on a consistent basis.
          “GIC” means a guaranteed investment contract or funding agreement or other similar agreement issued by the Company or any of its Subsidiaries that guarantees to a counterparty a rate of return on the invested capital over the life of such contract or agreement.
Letter of Credit Agreement and Reimbursement Agreement

          “Governmental Authority” means any federal, state, local, municipal or foreign court or governmental agency, authority, instrumentality, regulatory body (including any board of insurance, insurance department or insurance commissioner), court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
          “Guarantee” of or by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.
          “Hazardous Materials” means any pollutant, contaminant, waste or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste or material, including petroleum, its derivatives, by-products and other hydrocarbons, coal ash, radon gas, asbestos, asbestos-containing materials, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorohydrocarbons, and any substance, waste or material regulated under any Environmental Law.
          “Honor Date” has the meaning specified in Section 2.01(c)(i).
          “Increasing Lender” has the meaning assigned to such term in Section 2.08.
          “Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed (provided that, for purposes of this clause (e), if such Person has not assumed or otherwise become personally liable for any such Indebtedness, the amount of the Indebtedness of such Person in connection therewith shall be limited to the lesser of (i) the fair market value of such property and (ii) the amount of Indebtedness secured by such Lien), (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all Synthetic Lease Obligations of such Person, (i) all obligations of such Person as an account party in respect of letters of credit, (j) all obligations of such Person in respect of bankers’ acceptances
Letter of Credit Agreement and Reimbursement Agreement

and (k) all obligations of such person in respect of Disqualified Stock. Indebtedness shall not include: (i) any obligation of any Person to make any payment, hold funds or securities or to segregate funds or securities for the benefit of one or more third parties pursuant to any surety or fidelity bond, any insurance or reinsurance contract or program, any distribution agreement, any program administrator agreement, managing general agency agreement, third party administrator agreement, claims services agreement or similar insurance services agreement, or any annuity contract, variable annuity contract or other similar agreement or instrument (including GICs and financial guarantees), including any policyholder account, arising in the ordinary course of any such Person’s business; (ii) all other liabilities (or guarantees thereof) of any Person arising in the ordinary course of any such Person’s business as an insurance company, reinsurance company (including GICs), agency, producer or claims services company or as a provider of financial or investment services (including GICs); (iii) obligations of any Person under Swap Contracts; (iv) obligations of any Person under or arising out of any employee benefit plan, employment contract or other similar arrangement; (v) obligations of any Person under any severance or termination of employment agreement or plan; (vi) obligations of any Person in respect of the sponsorship of Catastrophe Bonds transactions; or (vii) utilizing proceeds from the disposition of properties (or interests therein) generating tax credits to secure guarantee obligations to third party investors in tax credit Funds, or providing guarantees to third-party investors in tax credit Funds to protect against recapture of previously-allocated tax credits occurring after the disposition of such properties (or interests therein). The Indebtedness of any Person shall include the Indebtedness of any partnership (other than Indebtedness that is nonrecourse to such Person) in which such Person is a general partner.
          “Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by the Company under any Loan Document and (b) Other Taxes. For avoidance of doubt, Indemnified Taxes does not include Taxes imposed by applicable Law on a distribution or similar payment made by a Lender to a Person that is an owner of such Lender with respect to its ownership interest in such Lender and distributions and similar payments made by such owners to their owner.
          “Insurance Subsidiary” means any Subsidiary that is required to be licensed as an insurer or reinsurer.
          “IRS” means the United States Internal Revenue Service.
          “ISP” means, with respect to any Letter of Credit, the International Standby Practices 1998 (International Chamber of Commerce Publication No. 590), or such later version thereof as may be in effect at the time of issuance of such Letter of Credit.
          “Joint Lead Arrangers” means the Joint Lead Arrangers and Joint Bookrunners listed on the cover page of this Agreement.
          “JPMCB” means JPMorgan Chase Bank, N.A.
          “Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any
Letter of Credit Agreement and Reimbursement Agreement

Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
          “L/C Obligations” means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all unpaid Unreimbursed Amounts. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP (if applicable thereto), such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. For purposes of determining the L/C Obligations held by any Lender at any time, a Lender shall be deemed to hold an amount equal to the sum of (a) the aggregate amount of each Lender’s direct obligation in all outstanding Several Letters of Credit, (b) its participations (if any) in all outstanding Several Letters of Credit and (c) its Applicable Percentage of all unpaid Unreimbursed Amounts LC Borrowings at such time.
          “Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or an instrument executed by such Person pursuant to Section 2.08, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption; provided that, as the context requires, “Lenders” shall include each Several L/C Agent and each Limited Fronting Lender (if any).
          “Letter of Credit” means any standby letter of credit issued hereunder and shall include the Existing Letter(s) of Credit (which for avoidance of doubt will be deemed issued hereunder as of the Closing Date).
          “Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable Several L/C Agent.
          “Letter of Credit Documents” means, with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the applicable Several L/C Agent and the Company (and, if applicable, any Subsidiary named as an applicant in the Letter of Credit Application) or in favor of such Several L/C Agent and relating to any such Letter of Credit.
          “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
          “Limited Fronting Lender” means, as provided in Section 2.01(k), (a) any Lender (so long as it is not an Affected Lender with respect to a particular Several Letter of Credit) that agrees that it shall be an issuer with respect to any Affected Lender’s Applicable Percentage of a
Letter of Credit Agreement and Reimbursement Agreement

particular Several Letter of Credit or (b) any Lender which is a NAIC Approved Bank that agrees that it shall be an issuer with respect to any Non-NAIC Approved Bank’s Applicable Percentage of Several Letters of Credit outstanding and/or issued during the period that such Non-NAIC Approved Bank is a Non-NAIC Approved Bank, in each case pursuant to a Limited Fronting Lender Agreement.
          “Limited Fronting Lender Agreement” has the meaning assigned to such term in Section 2.01(k).
          “Loan Documents” means, collectively, this Agreement and the Letter of Credit Documents.
          “Margin Stock” means “margin stock” within the meaning of Regulations T, U and X of the Board.
          “Material Adverse Change” means a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under the Loan Documents or (c) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agents and the Lenders thereunder.
          “Material AIG Indebtedness” means Indebtedness (other than reimbursement obligations in respect of the Letters of Credit and Indebtedness of a subsidiary of AIG of the type permitted under Section 6.01(h)), or obligations in respect of one or more Swap Contracts, of any one or more of AIG and its subsidiaries in an aggregate principal amount exceeding $500,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of AIG or any subsidiary in respect of any Swap Contract at any time shall be the Agreement Value of such Swap Contract at such time.
          “Material Indebtedness” means Indebtedness (other than reimbursement obligations in respect of the Letters of Credit), or obligations in respect of one or more Swap Contracts, of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $500,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any Subsidiary in respect of any Swap Contract at any time shall be the Agreement Value of such Swap Contract at such time.
          “Material Subsidiaries” means, without duplication, (a) any Designated Subsidiary; (b) any Subsidiary that has total assets in excess of 2% of the consolidated total assets of AIG and its Subsidiaries (based upon and as of the date of filing of the most recent consolidated balance sheet of AIG publicly filed with the SEC); and (c) any Subsidiary that owns, directly or indirectly, greater than 10% of the Equity Interests in any other Material Subsidiary; provided that, notwithstanding the foregoing, so long as Fuji Fire & Marine Insurance Company, Limited (“Fuji Fire & Marine”) shall not be a wholly-owned Subsidiary of the Company, neither Fuji Fire & Marine nor any of its Subsidiaries shall be considered a Material Subsidiary.
          “Moody’s” means Moody’s Investors Service, Inc.
Letter of Credit Agreement and Reimbursement Agreement

          “Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
          “NAIC” means the National Association of Insurance Commissioners or any successor thereto, or in the absence of the National Association of Insurance Commissioners or such successor, any other association, agency or other organization performing advisory, coordination or other like functions among insurance departments, insurance commissioners and similar Governmental Authorities of the various states of the United States toward the promotion of uniformity in the practices of such Governmental Authorities.
          “NAIC Approved Bank” means any Lender that is listed on the most current “Bank List” of banks approved by the NAIC; provided that if such Lender is a Non-U.S. Lender, such Lender is acting through the United States branch of such Lender listed on such “Bank List”.
          “Non-Defaulting Lender” means, at any time, any Lender that is not a Defaulting Lender.
          “Non-Extension Notice Date” has the meaning assigned to such term in Section 2.01(b)(v).
          “Non-NAIC Approved Bank” means, at any time, any Lender that is not a NAIC Approved Bank.
          “Non-U.S. Lender” means a Lender that is not a U.S. Person.
          “Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Company arising under any Loan Document or otherwise with respect to any Letter of Credit (including all L/C Obligations thereunder), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Company or any Affiliate thereof of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization naming such Person as the debtor in such case, proceeding or action, regardless of whether such interest and fees are allowed claims in such proceeding.
          “OFAC” has the meaning assigned to such term in Section 3.15.
          “Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
Letter of Credit Agreement and Reimbursement Agreement

          “Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection solely arising from such Recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, or sold or assigned an interest in any Loan Document). For avoidance of doubt, branch profit taxes shall be treated as Other Connection Taxes.
          “Other Taxes” means any present or future stamp, court, documentary, intangible, recording, filing or similar excise or property Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes or Taxes imposed with respect to an assignment or participation.
          “Outstanding Amount” means, with respect to any L/C Obligations on any date, the amount of such L/C Obligations at the close of business on such date after giving effect to any issuance, amendment or extension of any Letter of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including such changes resulting from any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.
          “Participant Register” has the meaning assigned to such term in Section 9.04(c).
          “Participating L/C Issuer” means, from time to time with respect to each Several Letter of Credit, each Affected Lender or Non-NAIC Approved Bank, as applicable, for whose Applicable Percentage a Limited Fronting Lender has agreed to be liable as an issuer.
          “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
          “Person” means any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.
          “Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
          “Potential Divestitures” means the potential divestitures by the Company and its Subsidiaries identified in the letter delivered by AIG in connection with this Agreement to the Administrative Agent and the Lenders on or prior to the Effective Date.
          “Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City; each
Letter of Credit Agreement and Reimbursement Agreement

change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
          “Quarterly Payment Date” means the first Business Day of each of January, April, July and October in each year.
          “Quarterly Statement” means the quarterly statutory financial statement of any Insurance Subsidiary required to be filed with the insurance commissioner (or similar authority) of its jurisdiction of organization or, if no specific form is so required, in the form of financial statements permitted by such insurance commissioner (or such similar authority) to be used for filing quarterly statutory financial statements and containing the type of financial information permitted by such insurance commissioner (or such similar authority) to be disclosed therein, together with all exhibits or schedules filed therewith.
          “Recipient” means, as applicable, (a) the Administrative Agent, (b) any Several L/C Agent and (c) any Lender (and, in the case of a Lender that is classified as a partnership for U.S. Federal tax purposes, a Person treated as a beneficial owner thereof for U.S. Federal tax purposes).
          “Register” has the meaning assigned to such term in Section 9.04(b)(iv).
          “Regulation T” means Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
          “Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
          “Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
          “Reinsurance Agreements” means any agreement, contract, treaty, certificate or other arrangement by which any Insurance Subsidiary agrees to transfer or cede to another insurer that is not an Affiliate of the Company all or part of the liability assumed or assets held by it under one or more insurance, annuity, reinsurance or retrocession policies, agreements, contracts, treaties, certificates or similar arrangements. Reinsurance Agreements shall include, but not be limited to, any agreement, contract, treaty, certificate or other arrangement that is treated as such by the applicable Department.
          “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, attorneys, accountants and other professional advisors of such Person and of such Person’s Affiliates.
          “Release” means any release, spill, emission, leaking, dumping, pumping, emptying, escaping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within, at, to, under, from or upon any building, structure, facility or fixture.
Letter of Credit Agreement and Reimbursement Agreement

          “Required Lenders” means, at any time, Lenders having more than 50% of the total Commitments or, if the Commitment of each Lender has been terminated pursuant to Article VII, Lenders holding more than 50% of all L/C Obligations (with the aggregate amount of each Lender’s issuer liability or risk participation and funded participation in L/C Obligations, if any, being deemed “held” by such Lender for purposes of this definition); provided that the Commitments or L/C Obligations, as the case may be, of any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
          “Responsible Officer” means, with respect to any Person, any executive officer or Financial Officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement.
          “S&P” means Standard & Poor’s Ratings Group.
          “SAP” means, with respect to any Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the insurance commissioner (or other similar authority) in the domicile of such Insurance Subsidiary for the preparation of annual statements and other financial reports of such Insurance Subsidiary, which are applicable to the circumstances as of the date of filing of such statement or report.
          “SEC” means the Securities and Exchange Commission, or any regulatory body that succeeds to the functions thereof.
          “Several L/C Agent” means (a) (except as provided in clause (b) below) JPMCB, in its capacity as agent and attorney-in-fact for the Lenders in issuing and amending Several Letters of Credit, or any successor in such capacity; and (b) the Existing L/C Issuer, in its capacity as agent and attorney-in-fact for the Lenders with respect to each Several Letter of Credit that is an Existing Letter of Credit and deemed issued hereunder as of the Closing Date, or any successor in such capacity. References herein to the “applicable Several L/C Agent” with respect to any Letter of Credit shall refer to that Several L/C Agent which is acting as agent and attorney-in-fact for the Lenders in connection with such Letter of Credit.
          “Several Letter of Credit” means any Letter of Credit issued severally by the Lenders.
          “subsidiary” means, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power or more than 50% of the general partnership or managing limited liability company interests (as applicable) are, at the time any determination is being made, owned, Controlled or held directly or indirectly by such parent; provided that no Fund shall be a “subsidiary” for the purpose hereof.
          “Subsidiary” means any direct or indirect subsidiary of the Company.
          “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or
Letter of Credit Agreement and Reimbursement Agreement

bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, emission rights, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement; provided that Swap Contracts shall not include (i) any right, option, warrant or other award made under an employee benefit plan, employment contract or other similar arrangement or (ii) any right, warrant or option or other convertible or exchangeable security or other instrument issued by the Company or any Subsidiary or Affiliate of the Company or any Subsidiary for capital raising purposes.
          “Syndication Agents” means the Co-Syndication Agents listed on the cover page of this Agreement.
          “Synthetic Lease” means, as to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.
          “Synthetic Lease Obligations” means, as to any Person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease that would appear on a balance sheet of such Person in accordance with GAAP if such obligations were accounted for as Capital Lease Obligations.
          “Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.
          “Transactions” means the execution, delivery and performance by the Company of the Loan Documents, the issuance of Letters of Credit for the account of the Company hereunder and the use thereof.
          “UCP” means the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance of a Letter of Credit or such earlier version thereof as may be required by the applicable Governmental Authority or beneficiary.
          “Unreimbursed Amount” has the meaning assigned to such term in Section 2.01(c)(i).
          “U.S.” or “United States” means the United States of America.
Letter of Credit Agreement and Reimbursement Agreement

          “U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.
          “U.S. Tax Certificate” has the meaning assigned to such term in Section 2.05(f)(ii)(D)(2).
          “Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
          “Withholding Agent” means the Company and the Administrative Agent.
          SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such Law and any reference to any Law or regulation shall, unless otherwise specified, refer to such Law or regulation as from time to time amended, supplemented or otherwise modified, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
          SECTION 1.03. Accounting Terms and Determinations. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
Letter of Credit Agreement and Reimbursement Agreement

ARTICLE II
THE CREDITS
          SECTION 2.01. Letters of Credit. (a) Letter of Credit Commitment.
          (i) Subject to the terms and conditions set forth herein, from time to time on any Business Day during the Availability Period, each Lender agrees, through the applicable Several L/C Agent, (1) to issue severally, and for itself alone, Several Letters of Credit at the request of and for the account of the Company in such Lender’s Applicable Percentage of the aggregate stated amounts of such Several Letters of Credit, and to amend or extend Several Letters of Credit previously issued by it, and (2) to honor severally, and for itself alone, drawings under the Several Letters of Credit in an amount equal to its Applicable Percentage of such drawings; provided that after giving effect to any issuance, amendment or extension, (x) the aggregate Outstanding Amount of all L/C Obligations shall not exceed the total Commitments, and (y) the aggregate Outstanding Amount of the L/C Obligations owing to such Lender (whether as an issuer or as a participant) shall not exceed such Lender’s Commitment (except as provided in Section 2.01(k) for a Limited Fronting Lender). Each request by the Company for the issuance, amendment or extension of a Letter of Credit shall be deemed to be a representation by the Company that such issuance, amendment or extension so requested complies with the conditions set forth in this Agreement. Within the foregoing limits, and subject to the terms and conditions hereof, the Company’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Company may, during the Availability Period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.
          Each Several Letter of Credit shall be a standby letter of credit in such form as the Company shall request and which the Administrative Agent and the applicable Several L/C Agent shall determine in good faith does not contain any obligations, or diminish any rights, of any Lender with respect thereto or other terms thereof that are inconsistent with the terms hereof. Without the prior consent of each Lender, no Several Letter of Credit may be issued that would vary the several and not joint nature of the obligations of the Lenders thereunder, and (subject to the provisions contained herein regarding Limited Fronting Lenders and Defaulting Lenders) each Several Letter of Credit shall be issued (through the applicable Several L/C Agent) by all of the Lenders having Commitments at the time of issuance as a single multi-bank letter of credit, but the obligation of each Lender thereunder shall be several and not joint based upon its Applicable Percentage of the aggregate undrawn amount of such Letter of Credit.
          If requested by the Company but subject to the terms and conditions hereof, a Letter of Credit shall satisfy the requirements for letters of credit under the credit-for-reinsurance provisions of the insurance Laws applicable to the relevant beneficiary (or the requirements for similar purposes of such other Governmental Authority which then regulates the relevant beneficiary’s insurance business as may be specified by the Company) as to which the Company provides written notice to the applicable Several L/C Agent and the Administrative Agent prior to the date of issuance of such Letter of Credit; provided that the Several L/C Agent, the Administrative Agent or any Lender shall not be obligated to verify such satisfaction.
          All Existing Letters of Credit shall be deemed to have been issued pursuant hereto
Letter of Credit Agreement and Reimbursement Agreement

by the applicable Several L/C Agent (on behalf of the Lenders) and shall be amended as provided herein as of the Closing Date, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.
          (ii) Neither the applicable Several L/C Agent nor the Lenders (including for avoidance of doubt Limited Fronting Lenders), as applicable, shall issue any Letter of Credit, if:
     (A) subject to Section 2.01(b)(v), the expiry date of such Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or
     (B) the expiry date of such Letter of Credit would occur after the Commitment Termination Date, unless all the Lenders have approved such expiry date;
          (iii) Neither the applicable Several L/C Agent nor any Lender (including for avoidance of doubt Limited Fronting Lenders), as applicable, shall be under any obligation to issue any Letter of Credit if:
     (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Several L/C Agent or, if the Administrative Agent has been notified thereof by such Lender, any Lender from issuing such Letter of Credit, or any Law applicable to such Several L/C Agent or, if the Administrative Agent has been notified thereof by such Lender, any Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Several L/C Agent or, if the Administrative Agent has been notified thereof by such Lender, any Lender shall prohibit, or request that such Several L/C Agent or, if the Administrative Agent has been notified thereof by such Lender, any Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Several L/C Agent or, if the Administrative Agent has been notified thereof by such Lender, any Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Several L/C Agent or, if the Administrative Agent has been notified thereof by such Lender, any Lender is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Several L/C Agent or, if the Administrative Agent has been notified thereof by such Lender, any Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such Several L/C Agent or, if the Administrative Agent has been notified thereof by such Lender, any Lender in good faith deems material to it;
     (B) the issuance of such Letter of Credit would violate one or more policies of such Several L/C Agent or, if the Administrative Agent has been notified thereof by such Lender, any Lender, as applicable, applicable to letters of credit generally;
     (C) except as otherwise agreed by such Several L/C Agent, such Letter of Credit is in an initial amount of less than $1,000,000;
Letter of Credit Agreement and Reimbursement Agreement

     (D) after the issuance of such Letter of Credit, more than fifteen (15) Letters of Credit would be outstanding unless the Company, such Several L/C Agent and the Administrative Agent otherwise agree;
     (E) such Letter of Credit is to be denominated in a currency other than Dollars;
     (F) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or
     (G) with respect to such Letter of Credit in respect of which there is a Limited Fronting Lender for any Affected Lender or Non-NAIC Approved Bank, such Affected Lender or Non-NAIC Approved Bank is a Defaulting Lender, unless such Limited Fronting Lender has entered into arrangements satisfactory to it with the Company and/or such Defaulting Lender to eliminate such Limited Fronting Lender’s risk with respect to such Defaulting Lender.
          (iv) Subject to Section 2.01(b)(v), neither the applicable Several L/C Agent nor any Lender, as applicable, shall amend or extend any Letter of Credit if it would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.
          (v) Neither the applicable Several L/C Agent nor any Lender, as applicable, shall be under any obligation to amend any Letter of Credit if (A) such Several L/C Agent or such Lender, as applicable, would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
          (vi) Each Lender shall promptly notify the Administrative Agent (which shall in turn notify the applicable Several L/C Agent and the Company) upon becoming an Affected Lender with respect to a particular Several Letter of Credit. In the absence of receipt by the Administrative Agent of such notice by a Lender that it has become an Affected Lender with respect to a particular Several Letter of Credit, it shall be conclusively presumed by the Administrative Agent and the applicable Several L/C Agent that such Lender is not an Affected Lender with respect to such Several Letter of Credit. If such notice is given by an Affected Lender with respect to a particular Several Letter of Credit, such notice shall not be effective as a like notice with respect to any other Several Letter of Credit.
          (b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit. (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the application and request of the Company or any of its Insurance Subsidiaries, by the delivery to (A) the applicable Several L/C Agent and (B) the Administrative Agent (which shall promptly notify the Lenders of such request), in each case, of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Company (and, if applicable, of the Subsidiary named therein as an applicant). Such Letter of Credit Application must be received by such Several L/C Agent and the Administrative Agent not later than 11:00
Letter of Credit Agreement and Reimbursement Agreement

a.m., New York City time, at least three Business Days prior to the proposed issuance date or date of amendment, as the case may be, of any Several Letter of Credit.
          In the case of a request by the Company for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable Several L/C Agent:
          (A) if applicable, the name of the Subsidiary of the Company to be an applicant with respect to the requested Letter of Credit (and certifying that such Subsidiary is an Insurance Subsidiary);
     (B) the proposed issuance date of such Letter of Credit (which shall be a Business Day);
     (C) the amount thereof;
     (D) the expiry date thereof;
     (E) the name and address of the beneficiary or beneficiaries thereof;
     (F) the documents to be presented by such beneficiary, if any, in case of any drawing thereunder;
     (G) the full text of any certificate to be presented by such beneficiary, if any, in case of any drawing thereunder;
     (H) the purpose and nature of the requested Letter of Credit;
     (I) whether such Letter of Credit shall be issued under the rules of the ISP or the UCP; and
     (J) such other matters as such Several L/C Agent or the Administrative Agent, as applicable, may reasonably require.
          In the case of a request by the Company for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable Several L/C Agent:
     (I) the Letter of Credit to be amended;
     (II) the proposed date of amendment thereof (which shall be a Business Day);
     (III) the nature of the proposed amendment; and
     (IV) such other matters as such Several L/C Agent or the Administrative Agent, as applicable, may reasonably require.
Letter of Credit Agreement and Reimbursement Agreement

          Additionally, the Company shall, and shall (if applicable) cause any Subsidiary party to the relevant Letter of Credit Application to, furnish to the applicable Several L/C Agent and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, as such Several L/C Agent or the Administrative Agent, as applicable, may reasonably require.
          (ii) Promptly after receipt of any Letter of Credit Application, the applicable Several L/C Agent will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Company and, if applicable, any Subsidiary, and, if not, such Several L/C Agent will provide the Administrative Agent with a copy thereof. Unless such Several L/C Agent has received written notice from any Lender, the Administrative Agent or the Company, at least two Business Days prior to the requested date of issuance or amendment of the applicable Letter of Credit, that such Letter of Credit is not permitted to be issued hereunder or that one or more applicable conditions contained in Sections 4.02 and 4.03 shall not then be satisfied, then, subject to the terms and conditions hereof, such Several L/C Agent shall, on the requested date, issue a Letter of Credit for the account of the Company or enter into the applicable amendment, as the case may be, in each case in accordance with such Several L/C Agent’s, as applicable, usual and customary business practices.
          (iii) The applicable Several L/C Agent is hereby authorized to execute and deliver each Several Letter of Credit and each amendment to a Several Letter of Credit on behalf of each Lender and to otherwise act on behalf of each Lender with respect to each Several Letter of Credit, in each case, in accordance with the terms hereof. Without limiting the foregoing, as of the Closing Date, the Several L/C Agent with respect to each Existing Letter of Credit is hereby authorized to amend such Letter of Credit in a manner such that such Letter of Credit as amended shall be in the form of a Several Letter of Credit in accordance with the terms hereof (including to reflect the Applicable Percentage of each Lender as its “Percentage Obligation” (or equivalent term) thereunder). The applicable Several L/C Agent shall use the Applicable Percentage of each Lender as its “Percentage Obligation” (or equivalent term) under each Several Letter of Credit; provided that each Limited Fronting Lender (if any), in its capacity as such, shall, in addition to its own “Percentage Obligation” as a Lender, have a “Percentage Obligation” (or equivalent term) equal to the Applicable Percentage (or the portion thereof, if applicable) of each Participating L/C Issuer for which such Limited Fronting Lender acts in such capacity under such Several Letter of Credit. Subject to the proviso to the first sentence of Section 2.01(a)(i), the applicable Several L/C Agent is hereby authorized to amend a Several Letter of Credit to change the “Percentage Obligation” (or equivalent term) of a Lender or add or delete a Lender liable thereunder in connection with an assignment or any other addition or replacement of a Lender in accordance with the terms of this Agreement (including in connection with changes resulting from the reallocation of L/C Obligations pursuant to Section 2.10). In the event that a Lender becomes a Participating L/C Issuer or ceases to be a Participating L/C Issuer, the applicable Several L/C Agent is hereby authorized to amend each Several Letter of Credit to reflect such change in status and to change the “Percentage Obligation” (or equivalent term) of the applicable Limited Fronting Lender, as the case may be. Each Lender (including for avoidance of doubt each Limited Fronting Lender) hereby irrevocably constitutes and appoints each Several L/C Agent its true and lawful attorney-in-fact for and on behalf of such Lender for
Letter of Credit Agreement and Reimbursement Agreement

the limited purpose of issuing, executing and delivering, as the case may be, each Several Letter of Credit and each amendment to a Several Letter of Credit and for carrying out the purposes of this Agreement with respect to Several Letters of Credit, in each case, in accordance with the terms hereof.
          (iv) It is the intention and agreement of the Administrative Agent, the Lenders and the Several L/C Agents that (A) except as otherwise expressly set forth herein (including with respect to Limited Fronting Lenders, if any), the rights and obligations of the Lenders in respect of outstanding Several Letters of Credit shall be determined in accordance with the Applicable Percentages of the Lenders from time to time in effect and (B) subject to the proviso to the first sentence of Section 2.01(a)(i), outstanding Several Letters of Credit shall be promptly amended to reflect changes in the Applicable Percentages of the Lenders under this Agreement arising from time to time in connection with any event or circumstance contemplated hereby, including a Lender acting as a Limited Fronting Lender for any Affected Lender or Non-NAIC Approved Bank pursuant to Section 2.01(k), a replacement of a Lender pursuant to Section 2.07(b), an increase of the Commitments pursuant to Section 2.08, a reallocation of L/C Obligations held by a Defaulting Lender pursuant to Section 2.10, an assignment pursuant to Section 9.04 or otherwise. However, it is acknowledged by the Administrative Agent, the Lenders and the Several L/C Agents that amendments of outstanding Several Letters of Credit may not be immediately effected and may be subject to the consent of the beneficiaries of such Several Letters of Credit. Accordingly, whether or not Several Letters of Credit are amended as contemplated hereby (including Existing Letters of Credit), the Lenders agree that they shall purchase and sell participations (as provided in Section 2.01(l)) or otherwise make or effect such payments among themselves (but through the Administrative Agent) so that payments by the Lenders of drawings under Several Letters of Credit and payments by the Company of Unreimbursed Amounts and interest thereon are, except as otherwise expressly set forth herein (including with respect to Limited Fronting Lenders and Defaulting Lenders), in each case shared by the Lenders in accordance with the Applicable Percentages of the Lenders from time to time in effect.
          (v) If the Company so requests in any applicable Letter of Credit Application, the applicable Several L/C Agent (on behalf of the Lenders) will issue or amend a Letter of Credit (including any Existing Letter of Credit) to provide for automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such Several L/C Agent to prevent any such extension by giving notice to the beneficiary thereof prior to the thirtieth (30th) day (or such earlier day as set forth in the applicable Letter of Credit) preceding the then current expiration date of such Letter of Credit (the “Non-Extension Notice Date”). The Company shall not be required to make a specific request to such Several L/C Agent for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized the applicable Several L/C Agent to permit the extension of such Letter of Credit to an expiry date not later than twelve months from the then existing expiry date; provided, however, that such Several L/C Agent shall not permit any such extension (and shall give a notice of non-extension to the relevant beneficiary of such Letter of Credit prior to the Non-Extension Notice Date pursuant to the terms thereof) if (A) such Several L/C Agent (on behalf of the Lenders) has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its
Letter of Credit Agreement and Reimbursement Agreement

revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.01(a) or otherwise), and such Several L/C Agent has provided notice thereof to the Company no later than the Non-Extension Notice Date, (B) it has received notice on or before the day that is five Business Days before the Non-Extension Notice Date from the Administrative Agent, any Lender or the Company that one or more of the applicable conditions specified in Section 4.03 is not then satisfied (or, in the case of the Company, that the Company does not want such Letter of Credit to be extended), and in each such case directing such Several L/C Agent not to permit such extension, or (C) such extension would result in the extension of the expiry date of such Letter of Credit to a date after the Commitment Termination Date.
          (vi) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable Several L/C Agent will also deliver to the Company and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
          (c) Drawings and Reimbursements. (i) Upon receipt from the beneficiary of any Several Letter of Credit of any notice of a drawing under such Several Letter of Credit, the applicable Several L/C Agent shall notify the Administrative Agent, and the Administrative Agent shall notify the Company and the Lenders, thereof, which notices shall be given promptly and in any event at least one Business Day before the date (the “Honor Date”) on which the applicable Several L/C Agent anticipates that payment of such drawing will be made. Not later than 10:00 a.m., New York City time, on the Honor Date and without further notice or demand by such Several L/C Agent or the Administrative Agent, (A) each Lender (including each Limited Fronting Lender, but excluding each Participating L/C issuer) shall make funds available to the Administrative Agent at the Administrative Agent’s Office in an amount equal to its Applicable Percentage (and, in the case of each Limited Fronting Lender, the Applicable Percentage (or the portion thereof for which it has agreed to be a Limited Fronting Lender) of each applicable Participating L/C Issuer) of the drawing under such Several Letter of Credit (and the Administrative Agent shall make such funds available to the applicable Several L/C Agent) and (B) in the event that a Limited Fronting Lender pays the Applicable Percentage of a Participating L/C Issuer, such Participating L/C Issuer shall pay such Applicable Percentage (or the relevant portion thereof, if applicable) to such Limited Fronting Lender in purchase of its participation in such payment. Not later than 2:00 p.m., New York City time, on the Honor Date, so long as the Company has received notice of payment under such Several Letter of Credit from such Several L/C Agent or the Administrative Agent by 10:00 a.m., New York City time, on the Honor Date and, otherwise, not later than 2:00 p.m., New York City time, on the following Business Day the Company shall pay to the Lenders through the Administrative Agent an amount equal to the amount of such drawing (such amount, the “Unreimbursed Amount”) without further demand. Any notice given by such Several L/C Agent or the Administrative Agent pursuant to this Section 2.01(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
          (ii) Notwithstanding the date on which an Unreimbursed Amount is payable by the Company pursuant to Section 2.01(c)(i), if an Unreimbursed Amount is not paid by the Company by 2:00 p.m., New York City time, on the applicable Honor Date, each Unreimbursed Amount shall bear interest from the applicable Honor Date to the date that such Unreimbursed
Letter of Credit Agreement and Reimbursement Agreement

Amount is paid by the Company at a rate per annum equal to the Default Rate.
          (iii) Until a Lender funds its obligation pursuant to this Section 2.01(c), interest in respect of such Lender’s Applicable Percentage of any Unreimbursed Amount shall be solely for the account of the applicable Several L/C Agent (if such Several L/C Agent has funded on behalf of such Lender, as provided in Section 2.01(c)(v)), as applicable.
          (iv) Each Lender’s (including for avoidance of doubt each Limited Fronting Lender’s and each Participating L/C Issuer’s) obligation to fund its obligations pursuant to this Section 2.01(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the applicable Several L/C Agent, the Administrative Agent, the Company, any Subsidiary or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing.
          (v) If any Lender fails to make available to the Administrative Agent any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.01(c) by the time specified in Section 2.01(c)(i), the applicable Several L/C Agent (to the extent that such Several L/C Agent shall have funded such amount on behalf of such Lender, it being understood and agreed that neither such Several L/C Agent nor the Administrative Agent shall have any obligation or liability to fund any amount under any Several Letter of Credit other than in its capacity as a Lender) shall, through the Administrative Agent, be entitled to recover from such Lender, on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Administrative Agent at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. A certificate of the applicable Several L/C Agent with respect to any amounts owing under this clause (v) shall be conclusive absent manifest error.
          (vi) The obligations of the Lenders hereunder to honor drawings under, and/or (if applicable) to fund participations in, Letters of Credit are several and not joint. The failure of any Lender to fund any such drawing or participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and except for Limited Fronting Lenders with respect to Letters of Credit they have issued on behalf of Affected Lenders or Non-NAIC Approved Banks, no Lender shall be responsible for the failure of any other Lender to honor a drawing or purchase its participation.
          (d) Repayment of Fundings. (i) If after any Lender has funded its obligation under Section 2.01(c) in respect of any drawing under any Letter of Credit, the Administrative Agent receives any payment (including any payment of interest) in respect of the related Unreimbursed Amount (whether directly from the Company or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), then the Administrative Agent will distribute to such Lender its Applicable Percentage (or other applicable share as provided herein) thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s funding was outstanding) in the same funds as those received by the Administrative Agent. If any Lender has not funded its obligation as aforesaid, such Lender’s Applicable Percentage (or other applicable share as provided herein) of such payment shall be
Letter of Credit Agreement and Reimbursement Agreement

paid to the applicable Several L/C Agent (if such Several L/C Agent shall have funded on behalf of such Lender, as provided in Section 2.01(c)(v)).
          (ii) If any payment made by the Administrative Agent to the Lenders pursuant to Section 2.01(d)(i) is required to be returned under any of the circumstances described in Section 9.08 (including pursuant to any settlement), each Lender shall pay to the Administrative Agent its Applicable Percentage (or other applicable share as provided herein) thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.
          (e) Obligations Absolute. The obligation of the Company to pay each Unreimbursed Amount shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances whatsoever and irrespective of:
     (i) any lack of validity or enforceability of such Letter of Credit, this Agreement or any other Loan Document;
     (ii) the existence of any claim, counterclaim, set-off, defense or other right that the Company or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any Several L/C Agent, any Lender, the Administrative Agent or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
     (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
     (iv) any payment by the Lenders under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit or any payment made by the Lenders under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Federal, state or foreign bankruptcy, insolvency, receivership or similar Law now or hereafter in effect;
     (v) any Several L/C Agent, any Lender, the Administrative Agent or any of their respective branches or Affiliates being the beneficiary of such Letter of Credit;
     (vi) any Lender honoring a drawing against any draft, demand, certificate or other document presented under such Letter of Credit up to the amount available under such Letter of Credit even if such draft, demand, certificate or other document claims an
Letter of Credit Agreement and Reimbursement Agreement

amount in excess of the amount available under such Letter of Credit;
     (vii) any lien or security interest granted to, or in favor of, the Administrative Agent, any Several L/C Agent or any of the Lenders as security for any of such reimbursement obligations shall fail to be perfected;
     (viii) the occurrence of any Default;
     (ix) the existence of any proceedings of the type described in clause (g) or (h) of Article VII with respect to the Company or any Subsidiary;
     (x) whether such Letter of Credit is issued in support of any obligations of any Subsidiary or any Subsidiary is an applicant for, or purports in any way to have any liability for, such Letter of Credit; or
     (xi) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or any Subsidiary.
The Company shall promptly examine a copy of each Letter of Credit and each amendment thereto requested by the Company that is delivered to it and, in the event of any claim of noncompliance with the Company’s (or, if applicable, any Subsidiary’s) instructions or other irregularity, the Company will notify the applicable Several L/C Agent (with respect to Several Letters of Credit) within five Business Days of receipt of such Letter of Credit or amendment. The Company and each Subsidiary party to any Letter of Credit Application shall be conclusively deemed to have waived any such claim against the Several L/C Agents or the Lenders, as applicable, unless such notice is given as aforesaid.
          (f) Role of Several L/C Agent. Each Lender and the Company agree that, in paying any drawing under a Letter of Credit, the applicable Several L/C Agent shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. Neither the applicable Several L/C Agent, any Related Party thereof nor any of the respective correspondents, participants or assignees of such Several L/C Agent shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or wilful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any Letter of Credit Document. The Company and each Subsidiary party to a Letter of Credit Application hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of any Several L/C Agent, any Related Party nor any of the respective correspondents, participants or assignees of such Several L/C Agent shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.01(e); provided, however, that, anything in such clauses to the contrary notwithstanding, the Company (or, if applicable,
Letter of Credit Agreement and Reimbursement Agreement

any Subsidiary) may have a claim against any Several L/C Agent, and any Several L/C Agent may be liable to the Company or such Subsidiary, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company or such Subsidiary which the Company or such Subsidiary proves were caused primarily by such Several L/C Agent’s wilful misconduct or gross negligence or such Several L/C Agent’s wilful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, any Several L/C Agent may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such Several L/C Agent shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
          (g) Cash Collateral. Upon the request of the Administrative Agent (given at the request or with the consent of the Required Lenders), if, as of the Commitment Termination Date, any Letter of Credit for any reason remains outstanding and partially or wholly undrawn, the Company shall promptly Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to 103% of such Outstanding Amount thereof plus any accrued and unpaid interest thereon at such time). Article VII sets forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Agreement, “Cash Collateralize” means to pledge to the Administrative Agent, for the benefit of the Lenders as collateral for the L/C Obligations, deposit account balances denominated in Dollars and maintained with the Administrative Agent pursuant to documentation in form and substance satisfactory to the Administrative Agent (which documents are hereby consented to by the Lenders). The Company hereby grants to the Administrative Agent, for the benefit of the Lenders, a security interest in all such deposit accounts and all balances therein and all proceeds of the foregoing delivered by the Company as Cash Collateral. Cash Collateral shall be maintained in a blocked deposit account at JPMCB.
          (h) Applicability of ISP and UCP. Unless otherwise expressly agreed by the applicable Several L/C Agent, the Administrative Agent and the Company when a Letter of Credit is issued, the rules of the ISP shall apply to each Letter of Credit unless, for regulatory purposes, the rules of the UCP must apply.
          (i) Conflict with Letter of Credit Documents. In the event of any conflict between the terms of this Agreement and the terms of any Letter of Credit Document, the terms hereof shall control.
          (j) Letters of Credit Issued for Subsidiaries. Notwithstanding anything herein or in any Letter of Credit Document to the contrary, the Company shall be solely and fully obligated to pay all amounts owing with respect to each Letter of Credit, including each Unreimbursed Amount and accrued interest thereon with respect to such Letter of Credit, whether or not such Letter of Credit is issued in support of any obligations of any Subsidiary or any Subsidiary is party as an applicant to the relevant Letter of Credit Application, all on the terms set forth herein. The Company hereby acknowledges that the issuance of Letters of Credit at the request of any of its Subsidiaries inures to the benefit of the Company, and that the
Letter of Credit Agreement and Reimbursement Agreement

Company’s business derives substantial benefits from the businesses of such Subsidiaries.
          (k) Limited Fronting Lenders. In the event that any Lender agrees (in its sole discretion) to act as a Limited Fronting Lender for any Affected Lender or Non-NAIC Approved Bank upon such terms and conditions as such parties may agree (including fees payable by such Affected Lender or Non-NAIC Approved Bank to such Limited Fronting Lender) (such agreement, a “Limited Fronting Lender Agreement”), the following provisions shall apply (in addition to any other provisions hereof relating to Limited Fronting Lenders):
     (i) upon the issuance of any Several Letter of Credit pursuant hereto, with respect to any Affected Lender or Non-NAIC Approved Bank, as applicable, as a Participating L/C Issuer under such Several Letter of Credit, each applicable Limited Fronting Lender, in reliance upon the agreements of such Affected Lender or Non-NAIC Approved Bank, as applicable, as a Participating L/C Issuer set forth in this Section, agrees (A) to issue through the applicable Several L/C Agent, in addition to its own obligations as a Lender under such Several Letter of Credit, severally such Several Letter of Credit in an amount equal to such Affected Lender’s or Non-NAIC Approved Bank’s, as applicable, Applicable Percentage of the stated amount of such Several Letter of Credit (or the portion thereof for which such Limited Fronting Lender has agreed to be a Limited Fronting Lender), and (B) to amend or extend each Several Letter of Credit previously issued by it as a Limited Fronting Lender for such Participating L/C Issuer; and
     (ii) with respect to any Several Letter of Credit issued by a Limited Fronting Lender pursuant to clause (i) above for a Participating L/C Issuer, such Participating L/C Issuer agrees to purchase participations (as provided in Section 2.01(l)) in the obligations of such Limited Fronting Lender under such Several Letter of Credit attributable to such Participating L/C Issuer for which such Limited Fronting Lender has agreed to act as a Limited Fronting Lender hereunder.
Each Lender that agrees to act as a Limited Fronting Lender for any other Lender shall promptly notify the Administrative Agent (which shall promptly notify the Several L/C Agents) of such agreement and of any termination or expiration of such agreement.
          In the event that, pursuant to this Section 2.01(k), any other Lender agrees to act as a Limited Fronting Lender for any Lender that becomes an Affected Lender or a Non-NAIC Approved Bank, such other Lender shall receive such compensation therefor as such Affected Lender or Non-NAIC Approved Bank and such other Lender may agree. Notwithstanding anything herein to the contrary, no Lender shall have any obligation to agree to act hereunder as a Limited Fronting Lender for any other Lender.
          (l) Participations. In the event (i) any Participating L/C Issuer purchases a participation in the Letter of Credit(s) of its Limited Fronting Lender pursuant to Section 2.01(k) or (ii) any Lender acquires or is deemed to acquire a participations in the Letters of Credit of the other Lenders pursuant to Section 2.01(b)(iv), then, without any further action on the part of any party, (A) in the case of clause (i) above, such Limited Fronting Lender grants to such Participating L/C Issuer, and such Participating L/C Issuer hereby acquires from such Limited
Letter of Credit Agreement and Reimbursement Agreement

Fronting Lender, a participation in such Limited Fronting Lender’s Applicable Percentage of the relevant Letters of Credit attributable to such Participating L/C Issuer for which such Limited Fronting Lender has agreed to act as a Limited Fronting Lender hereunder and (B) in the case of clause (ii) above, each such other Lender hereby grants to such Lender, and such Lender hereby acquires from such other Lenders, a participation in that portion of each such other Lender’s Applicable Percentage of the relevant Letters of Credit to give effect to the purposes of the last sentence of Section 2.01(b)(iv). Each Lender (including each Participating L/C Issuer) purchasing a participation hereunder acknowledges and agrees that its obligation to acquire participations in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments. In consideration and in furtherance of the foregoing, such Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for account of the applicable Limited Fronting Lender or such other Lenders, as applicable, an amount equal to the amount of each payment made by such Limited Fronting Lender or other Lenders, as applicable, in respect of the portion of such Letter of Credit in which such Lender holds a participation, promptly upon the request of such Limited Fronting Lender or any such other Lender, as applicable, at any time from the time such payment is made until such payment is reimbursed by the Company or at any time after any reimbursement payment is required to be refunded to the Company for any reason. Such payment by such Lender shall be made for account of the applicable Limited Fronting Lender or such other Lenders, as applicable, without any offset, abatement, withholding or reduction whatsoever. To the extent that any Lender has made payments pursuant to this paragraph to reimburse a Limited Fronting Lender or any other Lenders in respect of any participation interests purchased hereunder in respect of any Letter of Credit, promptly following receipt by the Administrative Agent of any payment from the Company pursuant to Section 2.01(c)(i) in respect of such Letter of Credit, the Administrative Agent shall distribute such payment to such Limited Fronting Lender and such Lender, or to the other Lenders and such Lender, as applicable, in each case as their interests may appear. Any payment made by a Lender in respect of its participation pursuant to this paragraph to reimburse the applicable Limited Fronting Lender or any other Lenders for any payment made in any respect of any drawing under a Letter of Credit shall not relieve the Company of its obligation to reimburse the amount of such drawing.
          SECTION 2.02. Termination and Reduction of Commitments.
          (a) Scheduled Termination. Unless previously terminated, the Commitments shall terminate on the Commitment Termination Date. Unless the Closing Date shall have occurred at or prior to 3:00 p.m., New York City time, on March 31, 2011, this Agreement and the Commitments shall automatically terminate at such time.
          (b) Voluntary Termination or Reduction. The Company may at any time terminate the Commitments and this Agreement or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is $10,000,000 or a larger multiple of $1,000,000 and (ii) the Company shall not terminate or reduce the Commitments if the total L/C Obligations would exceed the total Commitments. Notwithstanding the termination of the Commitments, this Agreement shall not terminate, and the obligations of the Company under this Agreement shall continue in full force and effect until
Letter of Credit Agreement and Reimbursement Agreement

such time as all Unreimbursed Amounts and all fees and other amounts payable under this Agreement or any other Loan Document have been paid in full and no Letters of Credit are outstanding.
          (c) Notice of Voluntary Termination or Reduction. The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least two Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.
          SECTION 2.03. Fees; Other Charges; Computations of Fees and Interest.
          (a) Ticking Fees. The Company agrees to pay to the Administrative Agent for account of each Lender a ticking fee, which shall accrue at a rate per annum equal to the Applicable Rate on the amount of the Commitment of such Lender during the period from and including the Effective Date to but excluding the earlier of the date on which such Commitment terminates and the Closing Date. Accrued ticking fees shall be payable on each Quarterly Payment Date and on the earlier of the Closing Date and the date on which the Commitment terminates, commencing on the first such date to occur after the Effective Date.
          (b) Commitment Fees. The Company agrees to pay to the Administrative Agent for account of each Lender a commitment fee, which shall accrue at a rate per annum equal to the Applicable Rate on the average daily unused amount of the Commitment of such Lender during the period from and including the Closing Date to but excluding the earlier of the date such Commitment terminates or the Commitment Termination Date. Accrued commitment fees shall be payable on each Quarterly Payment Date and on the earlier of the date on which the Commitment terminates and the Commitment Termination Date, commencing on the first such date to occur after the Closing Date.
          (c) Letter of Credit Fees. The Company shall pay to the Administrative Agent for account of each Lender a Letter of Credit fee on such Lender’s Applicable Percentage of the average daily maximum amount available to be drawn under all Letter of Credits (including the Existing Letters of Credit) outstanding from time to time at a rate per annum equal to the Applicable Rate for Letter of Credit fees in effect from time to time. Letter of Credit fees accrued through and including the last day of each March, June, September and December in each year shall be payable on the immediately succeeding Quarterly Payment Date, commencing on the first such date to occur after the Closing Date; provided that all such fees shall be payable on the earlier of the date on which the Commitment terminates and the Commitment Termination Date, and any such fees accruing thereafter (so long as any Letter of Credit or L/C Obligation remains outstanding) shall be payable on demand. Notwithstanding anything to the contrary
Letter of Credit Agreement and Reimbursement Agreement

contained herein, while any Event of Default under clause (g) or (h) of Article VII exists and, upon the request of the Required Lenders, while any other Event of Default exists, all such Letter of Credit fees shall accrue at a rate per annum equal to the Applicable Rate plus 2.00%.
          (d) Documentary and Processing Charges. The Company shall pay directly to the applicable Several L/C Agent for its own account the customary issuance, presentation, amendment and other processing fees, and other standard and reasonable costs and charges, of such Several L/C Agent relating to each Letter of Credit as from time to time in effect.
          (e) Administrative Agent Fees. The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.
          (f) Payment of Fees. All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, as applicable, to the Person or Persons entitled thereto. Fees paid shall not be refundable under any circumstances.
          (g) Default Interest. Except as otherwise expressly provided herein, if any amount payable by the Company under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
          (h) Computation. All fees payable under paragraph (a), (b) or (c) of this Section shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
          SECTION 2.04. Increased Costs.
          (a) Increased Costs Generally. If any Change in Law shall:
     (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for account of, or credit extended by, any Lender;
     (ii) impose on any Lender any other condition affecting this Agreement;
     (iii) subject any Recipient to any Taxes (other than (A) FATCA, (B) Indemnified Taxes and (C) Other Connection Taxes on gross or net income, profits, franchise or revenues or taxes in lieu thereof (including value-added or similar Taxes)) on
Letter of Credit Agreement and Reimbursement Agreement

its Letters of Credit, participations therein, Commitments or other obligations hereunder, or its deposits, reserves, other liabilities or capital attributable thereto; or
     (iv) cause or deem Letters of Credit to be assets held by any Lender and/or as deposits on its books;
and the result of any of the foregoing shall be to increase the cost to such Lenders or such other Recipient of its obligation to issue or participate in, or of issuing, maintaining or participating in, any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such other Recipient hereunder, then the Company will pay to such Lender or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
          (b) Capital Requirements. If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Letters of Credit issued (or participated in) by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Company will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
          (c) Certificates from Lenders. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
          (d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Company shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
          SECTION 2.05. Taxes.
          (a) Withholding of Taxes; Gross-Up. Each payment by the Company under any Loan Document shall be made without withholding for any Taxes, unless such withholding is required by any Law. If any Withholding Agent determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Withholding Agent may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental
Letter of Credit Agreement and Reimbursement Agreement

Authority in accordance with applicable Law. If such Taxes are Indemnified Taxes, then the amount payable by the Company shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section), the applicable Recipient receives the amount it would have received had no such withholding been made.
          (b) Payment of Other Taxes by Company. The Company shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.
          (c) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes by the Company to a Governmental Authority, the Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
          (d) Indemnification by Company. The Company shall indemnify each Recipient for any Indemnified Taxes that are paid or payable by such Recipient in connection with any Loan Document (including amounts payable under this Section 2.05(d)) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.05(d) shall be paid within 10 days after the Recipient delivers to the Company a certificate stating the amount of any Indemnified Taxes so payable by such Recipient and describing the basis for the indemnification claim. Such certificate shall be conclusive of the amount so payable absent manifest error. Such Recipient shall deliver a copy of such certificate to the Administrative Agent. In the case of any Lender making a claim under this Section 2.05(d) on behalf of any of its beneficial owners, an indemnity payment under this Section 2.05(d) shall be due only to the extent that such Lender is able to establish that, with respect to the applicable Indemnified Taxes, such beneficial owners supplied to the applicable Persons such properly completed and executed documentation necessary to claim any applicable exemption from, or reduction of, such Indemnified Taxes.
          (e) Indemnification by Lenders. Each Lender shall severally indemnify the Administrative Agent for any Taxes (but, in the case of any Indemnified Taxes, only to the extent that the Company has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Company to do so) and the Company for any Excluded Taxes, in each case attributable to such Lender that are paid or payable by the Administrative Agent or the Company (as applicable) in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes or Excluded Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.05(e) shall be paid within 10 days after the Administrative Agent or the Company (as applicable) delivers to the applicable Lender a certificate stating the amount of Taxes or Excluded Taxes so paid or payable by the Administrative Agent or the Company (as applicable). Such certificate shall be conclusive of the amount so paid or payable absent manifest error.
          (f) Status of Lenders. (i) Any Lender that is entitled to an exemption from, or reduction of, any applicable withholding Tax with respect to any payments under any Loan
Letter of Credit Agreement and Reimbursement Agreement

Document shall deliver to the Company and the Administrative Agent, at the time such Lender becomes a Lender hereunder or at times prescribed by Law or reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation prescribed by Law or reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without, or at a reduced rate of, withholding, unless a Change in Law prevents such Lender from legally being able to complete, execute or deliver such form. In addition, any Lender, if requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by Law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to any withholding (including backup withholding) or information reporting requirements. Upon the reasonable request of the Company or the Administrative Agent, any Lender shall update any form or certification previously delivered pursuant to this Section 2.05(f). If any form or certification previously delivered pursuant to this Section expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly (and in any event within 10 days after such expiration, obsolescence or inaccuracy) notify the Company and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so.
          (ii) Without limiting the generality of the foregoing, if the Company is a U.S. Person, any Lender with respect to the Company shall, if it is legally eligible to do so, deliver to the Company and the Administrative Agent (in such number of copies reasonably requested by the Company and the Administrative Agent) on or prior to the date on which such Lender becomes a party hereto, duly completed and executed copies of whichever of the following is applicable:
          (A) in the case of a Lender that is a U.S. Person, IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;
          (B) in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (1) with respect to payments of interest under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (2) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
          (C) in the case of a Non-U.S. Lender for whom payments under the Loan Documents constitute income that is effectively connected with such Lender’s conduct of a trade or business in the United States, IRS Form W-8ECI;
          (D) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code both (1) IRS Form W-8BEN and (2) a certificate substantially in the applicable form attached as part of Exhibit B (a “U.S. Tax Certificate”) to the effect that such Lender is not (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code (c) a “controlled
Letter of Credit Agreement and Reimbursement Agreement

foreign corporation” described in Section 881(c)(3)(C) of the Code and (d) conducting a trade or business in the United States with which the relevant interest payments are effectively connected;
          (E) in the case of a Non-U.S. Lender that is not the beneficial owner of payments made under this Agreement (including a partnership or a participating Lender) (1) an IRS Form W-8IMY on behalf of itself and (2) the relevant forms prescribed in clauses (A), (B), (C), (D) and (F) of this paragraph (f)(ii) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided, however, that if such Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a U.S. Tax Certificate on behalf of such partners; or
          (F) any other form prescribed by Law as a basis for claiming exemption from, or a reduction of, U.S. Federal withholding Tax together with such supplementary documentation necessary to enable the Company or the Administrative Agent to determine the amount of Tax (if any) required by Law to be withheld.
          (iii) If a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by Law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.14(f)(iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
          (g) Treatment of Certain Refunds. If any Lender or the Administrative Agent reasonably determines that it has received a refund, in cash or applied as an offset against other cash tax liability, of any Taxes as to which it has been indemnified pursuant to this Section (including additional amounts paid pursuant to this Section), such indemnified party shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid to such indemnifying party pursuant to the previous sentence (plus any interest imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.05(g), in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this Section 2.05(g) to the extent such payment would place such indemnified party in a less
Letter of Credit Agreement and Reimbursement Agreement

favorable position (on a net after-Tax basis) than such indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 2.05(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the indemnifying party or any other Person.
          SECTION 2.06. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
          (a) Payments by Company. The Company shall make each payment required to be made by it hereunder prior to 1:00 p.m. (or, in the case of Section 2.01(c), 2:00 p.m.), New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Administrative Agent’s Office, except that payments pursuant to Sections 2.04, 2.05 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.
          (b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all Unreimbursed Amounts, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay the Unreimbursed Amounts then due hereunder, ratably among the parties entitled thereto in accordance with the amounts thereof then due to such parties.
          (c) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any Unreimbursed Amount or interest thereon resulting in such Lender receiving payment of a greater proportion of the aggregate amount of the Unreimbursed Amount and interest thereon then due than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Unreimbursed Amounts of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of the Unreimbursed Amounts and accrued interest thereon; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Company pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Commitments or Letters of Credit to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Company consents to the foregoing and agrees, to the extent it may effectively do so under
Letter of Credit Agreement and Reimbursement Agreement

applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Company rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Company in the amount of such participation.
          (d) Presumptions of Payment. Unless the Administrative Agent shall have received notice (which notice shall be effective upon receipt) from the Company prior to the date on which any payment is due to the Administrative Agent for account of the Lenders hereunder that the Company will not make such payment, the Administrative Agent may assume that the Company has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Company has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.
          (e) Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.01(c), 2.06(d) or 9.03(c), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender and for the benefit of the Administrative Agent to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under such Sections, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.
          SECTION 2.07. Mitigation Obligations; Replacement of Lenders.
          (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 2.04, or if the Company is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.05, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Letters of Credit or obligations hereunder or thereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.04 or 2.05, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
          (b) Replacement of Lenders. If (i) any Lender requests compensation under Section 2.04, (ii) the Company is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.05 or (iii) any Lender becomes an Affected Lender, a Non-NAIC Approved or a Defaulting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse, all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which
Letter of Credit Agreement and Reimbursement Agreement

assignee may be another Lender, if a Lender accepts such assignment); provided that (A) such assignment shall be effected in accordance with and subject to the restrictions contained in Section 9.04 (including that such assignee shall be a NAIC Approved Bank or any other Person which shall have in effect a Confirming Bank Agreement or Limited Fronting Lender Agreement, in each case, with a Person or Lender, as applicable, which is a NAIC Approved Bank) and such assignee (if not a Lender) shall have been approved by the Administrative Agent (which approval shall not unreasonably be withheld), (B) such Lender shall have received payment of an amount equal to the outstanding Unreimbursed Amounts owing to such Lender, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such Unreimbursed Amounts and accrued interest and fees) or the Company (in the case of all other amounts) (C) with respect to an assignment as a result of clause (iii) above, the assignment fee shall be paid to the Administrative Agent by the Company and (D) in the case of any such assignment resulting from a claim for compensation under Section 2.04 or payments required to be made pursuant to Section 2.05, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply (including, in the case of clause (iii) above with respect to any Non-NAIC Approved Bank, if, prior thereto, such Lender complies with Section 2.09(a)).
          SECTION 2.08. Increase in Commitments. The Company may, at any time after the Closing Date by notice to the Administrative Agent, propose an increase in the total Commitments hereunder (each such proposed increase being a “Commitment Increase”) either by having a Lender increase its Commitment then in effect (each an “Increasing Lender”) or by having a Person which is not then a Lender become a party hereto as a Lender with a new Commitment hereunder (each an “Assuming Lender”), in each case, with the approval of the Administrative Agent (not to be unreasonably withheld); provided that each Assuming Lender shall be a NAIC Approved Bank or any other Person which shall have in effect a Confirming Bank Agreement or Limited Fronting Lender Agreement, in each case, with a Person or Lender, as applicable, which is a NAIC Approved Bank. Such notice shall specify (i) the name of each Increasing Lender and/or Assuming Lender, as applicable, (ii) the amount of the Commitment Increase and the portion thereof being committed to by each such Increasing Lender or Assuming Lender and (iii) the date on which such Commitment Increase is to be effective (a “Commitment Increase Date”) (which shall be a Business Day at least five Business Days after delivery of such notice and 30 days prior to the Commitment Termination Date).
          Each Commitment Increase shall be subject to the following additional conditions:
     (i) unless the Administrative Agent otherwise agrees, the Commitment of any Assuming Lender as part of any Commitment Increase shall be in a minimum amount of at least $25,000,000;
     (ii) unless the Administrative Agent otherwise agrees, each Commitment Increase shall be in an amount of at least $25,000,000;
Letter of Credit Agreement and Reimbursement Agreement

     (iii) immediately after giving effect to any Commitment Increase, the total Commitments hereunder shall not exceed $2,000,000,000;
     (iv) no Default has occurred and is continuing on the relevant Commitment Increase Date or shall result from any Commitment Increase; and
     (v) the representations and warranties of the Company set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects (or, in the case of such representations and warranties qualified as to materiality, in all respects) on and as of the relevant Commitment Increase Date as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).
          Each Commitment Increase (and the increase of the Commitment of each Increasing Lender and/or the new Commitment of each Assuming Lender, as applicable, resulting therefrom) shall become effective as of the relevant Commitment Increase Date upon receipt by the Administrative Agent, on or prior to 9:00 a.m., New York City time, on such Commitment Increase Date, of (a) a certificate of a Responsible Officer of the Company stating that the conditions with respect to such Commitment Increase under this Section have been satisfied and (b) an agreement, in form and substance satisfactory to the Company and the Administrative Agent, pursuant to which, effective as of such Commitment Increase Date, each such Increasing Lender and/or such Assuming Lender, as applicable, shall provide its Commitment (or an increase of its Commitment, as applicable), duly executed by each such Lender and the Company and acknowledged by the Administrative Agent. Upon the Administrative Agent’s receipt of a fully executed agreement from each such Increasing Lender and/or Assuming Lender, together with such certificate of such Responsible Officer, the Administrative Agent shall record the information contained in such agreement in the Register and give prompt notice of the relevant Commitment Increase to the Company and the Lenders (including, if applicable, each Assuming Lender).
          Notwithstanding anything herein to the contrary, no Lender shall have any obligation to agree to increase its Commitment hereunder and any election to do so shall be in the sole discretion of such Lender.
          SECTION 2.09. Non-NAIC Approved Banks. If, at any time from and after the Closing Date, any Lender is not or ceases to be a NAIC Approved Bank, such Lender shall promptly notify the Company and the Administrative Agent thereof. Each Lender agrees to use commercially reasonable efforts, at all times from and after the Closing Date, (a) to be a NAIC Approved Bank or (b) if such Lender is not or ceases to be a NAIC Approved Bank, either (i) to maintain in effect a Confirming Bank Agreement with a Confirming Bank (which Confirming Bank (if not a Lender), prior to entering in such Confirming Bank Agreement, shall be subject to the prior written consent of the Company and the Administrative Agent (such consent, in each case, not to be unreasonably withheld) upon such terms and conditions as such parties may agree or (ii) as provided in Section 2.01(k), to agree with another Lender which is a NAIC Approved Bank that such Lender shall (in its sole discretion) act as the Limited Fronting Lender for such Lender, in each case with respect to any Several Letters of Credit which are outstanding at the time such Lender becomes a Non-NAIC Approved Bank and/or are issued during the period that
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such Lender is a Non-NAIC Approved Bank. In the event that any Person (including any other Lender) agrees to act as a Confirming Bank for any Lender which is a Non-NAIC Approved Bank, such other Lender shall receive such compensation therefor as such Non-NAIC Approved Bank and such Person may agree. If any Lender shall enter into a Confirming Bank Agreement hereunder at any time, it shall promptly furnish a copy thereof to the Company and the Administrative Agent and, thereafter, promptly notify the Company and the Administrative Agent of the termination or expiration of such Confirming Bank Agreement. Notwithstanding anything herein to the contrary, no Lender shall have any obligation to agree to act hereunder as a Confirming Bank for any other Lender.
          SECTION 2.10. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
          (a) such Defaulting Lender shall not be entitled to receive any ticking fee or commitment fee pursuant to Section 2.03(a) or (b), respectively, for any period during which it is a Defaulting Lender (and the Company shall not be required to pay any such fee that would otherwise have been required to have been paid to such Defaulting Lender);
          (b) the Commitment of, and the portion of the L/C Obligations held or deemed held by, such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); except that (i) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (ii) any waiver, amendment or other modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender; and
          (c) with respect to any Several Letter of Credit and/or the L/C Obligations of such Defaulting Lender with respect thereto,
     (i) such Defaulting Lender shall not be entitled to receive any Letter of Credit fee pursuant to Section 2.03(c) for any period during which it is a Defaulting Lender (and (except as provided in clause (c)(iii) below) the Company shall not be required to pay any such fee that would otherwise have been required to have been paid to such Defaulting Lender);
     (ii) subject to the condition that no Default has occurred and is continuing, with respect to any Several Letter of Credit outstanding at the time such Lender becomes a Defaulting Lender (other than any Several Letter of Credit with respect to which another Lender has agreed to act as the Limited Fronting Lender for such Defaulting Lender), with the consent of the beneficiary thereunder to the extent required by the terms thereof or under applicable Law, (i) all or any portion of the L/C Obligations held by such Defaulting Lender shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent that (A) the sum of the aggregate Outstanding Amount of the L/C Obligations held by Non-
Letter of Credit Agreement and Reimbursement Agreement

Defaulting Lenders plus the Outstanding Amount of the L/C Obligations held by such Defaulting Lender shall not exceed the total Commitments of the Non-Defaulting Lenders (except as provided in Section 2.01(k) for Limited Fronting Lenders) and (B) the aggregate Outstanding Amount of the L/C Obligations held by each Non-Defaulting Lender shall not exceed the Commitment of such Non-Defaulting Lender (except as provided in Section 2.01(k) if such Non-Defaulting Lender is a Limited Fronting Lender) and (ii) each such Several Letter of Credit shall be amended to specify the Non-Defaulting Lenders that are parties to such Several Letter of Credit, after giving effect to such event, and such Non-Defaulting Lenders’ respective Applicable Percentages with respect thereto as of the effective date of such amendment (and, notwithstanding anything herein to the contrary, such Defaulting Lender shall have no obligation under each such Several Letter of Credit to the extent such L/C Obligations in respect thereof are so allocated);
     (iii) if the L/C Obligations held by the Non-Defaulting Lenders are reallocated with respect to any Several Letter of Credit pursuant to clause (c)(ii) above, then the Letter of Credit fees payable to the Lenders with respect to such Several Letter of Credit pursuant to Section 2.03(c) shall be adjusted in accordance with such Non-Defaulting Lenders’ Applicable Percentages; and
     (iv) so long as such Lender remains a Defaulting Lender, the L/C Obligations of the Lenders in respect of any Several Letter of Credit requested to be issued hereunder shall be allocated among Non-Defaulting Lenders in a manner consistent with clause (c)(ii) above (and, notwithstanding anything herein to the contrary, such Defaulting Lender shall have no obligation under each such Several Letter of Credit to the extent such L/C Obligations in respect thereof are so allocated).
          In the event that the Administrative Agent, the applicable Several L/C Agent and the Company each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then on such date, (A) to the extent the L/C Obligations held by the Non-Defaulting Lenders were theretofore reallocated with respect to any Several Letter of Credit pursuant to clause (c)(ii) or (iv) above, all adjustments shall be made to such Several Letters of Credit consistent with Section 2.01(b)(iv) (including amendments to each such Several Letter of Credit and/or, if applicable, purchases at par by such Lender of the Unreimbursed Amounts then outstanding (if any) of the other Lenders thereunder) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such L/C Obligations in accordance with its Applicable Percentage; and (B) if the L/C Obligations held by the Non-Defaulting Lenders were not theretofore reallocated with respect to such Several Letter of Credit pursuant to clause (c)(ii) above, but instead the face amount of any such Several Letter of Credit was increased or a new Several Letter of Credit was issued hereunder in favor of the beneficiary of such Several Letter of Credit in order to provide such beneficiary with an aggregate undrawn face amount of Letters of Credit from the Non-Defaulting Lenders in the amount required by such beneficiary, the amount of such Several Letter of Credit or new Several Letter of Credit shall be amended to decrease the amount thereof, or the Company shall arrange for such new Letter of Credit to be surrendered by such beneficiary to such Several L/C Agent, in order to reflect the inclusion of such Lender’s Commitment, whereupon such Lender shall no
Letter of Credit Agreement and Reimbursement Agreement

longer be a Defaulting Lender.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
          The Company represents and warrants to the Lenders that:
          SECTION 3.01. Organization; Powers. Each of the Company and its Designated Subsidiaries (a) is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c) above, to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Change.
          SECTION 3.02. Authorization; Enforceability. The execution, delivery and performance by the Company of each Loan Document to which it is a party have been duly authorized by all necessary corporate or other organizational action. Each Loan Document to which the Company is a party has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
          SECTION 3.03. Governmental Authorizations. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of this Agreement or any other Loan Document, except such as have been obtained or made and are in full force and effect.
          SECTION 3.04. No Contravention. The execution, delivery and performance by the Company of each Loan Document to which it is a party do not and will not (a) contravene the terms of any of the Company’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which the Company is a party or affecting the Company or the properties of the Company or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Company or its property is subject; or (c) violate any Law, except, in the case of clauses (b) and (c) above, to the extent such violations or defaults, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.
          SECTION 3.05. Financial Statements; No Material Adverse Change.
          (a) Financial Statements. The Company has heretofore furnished to the Lenders the Combined Financial Statements (i) as of and for the fiscal years ended
Letter of Credit Agreement and Reimbursement Agreement

December 31, 2008 and December 31, 2009, reported on by PricewaterhouseCoopers LLP, independent public accountants and (ii) as of and for the fiscal quarters and the portions of the fiscal year ended March 31, 2010 and June 30, 2010 certified by the Company’s chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the managed businesses of the Company and its Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.
          (b) No Material Adverse Change. Since December 31, 2009, there has been no event, development or circumstance that has had or could reasonably be expected to result in a Material Adverse Change (except for Disclosed Matters).
          SECTION 3.06. Properties. Each of the Company and its Designated Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, subject only to Liens permitted by Section 6.02 and, except for defects in title or leasehold interests that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.
          SECTION 3.07. Litigation and Environmental Matters.
          (a) Actions, Suits and Proceedings. Except for Disclosed Matters and Disclosed Tax Matters, there are no actions, suits, proceedings, claims, disputes or investigations pending or, to the knowledge of the Company, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against the Company or any of its Designated Subsidiaries or against any of their properties or revenues that (i) either individually or in the aggregate, if determined adversely, could reasonably be expected to result in a Material Adverse Change or (ii) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby.
          (b) Environmental Matters. Except for Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change, neither the Company nor any of its Designated Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) knows of any conditions or circumstances that could reasonably be expected to result in any Environmental Liability.
          (c) Change in Disclosed Matters. Since November 5, 2010, there has been no change in the status of Disclosed Matters and Disclosed Tax Matters that, individually or in the aggregate, has resulted in, or could reasonably be expected to result in, a Material Adverse Change.
          SECTION 3.08. Compliance with Laws. Each of the Company and its Designated Subsidiaries is in compliance with all Laws (including any Environmental Laws) and orders of any Governmental Authority applicable to it or its property, except where the failure to
Letter of Credit Agreement and Reimbursement Agreement

do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.
          SECTION 3.09. No Default. Neither the Company nor any of its Designated Subsidiaries is in default under or with respect to any Contractual Obligation that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
          SECTION 3.10. Investment Company Status. The Company is not an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
          SECTION 3.11. Taxes. Except for Disclosed Tax Matters, each of the Company and its Designated Subsidiaries has timely filed or caused to be filed all Federal income tax returns and all other material tax returns and reports required to have been filed and has paid or caused to be paid all taxes required to have been paid by it, except (a) taxes for which such Person has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Change.
          SECTION 3.12. ERISA. (a) Each of the Company and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder as they relate to each Plan. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in material liability of the Company or any of its ERISA Affiliates. The present value of all benefit liabilities of all underfunded Plans (determined based on the projected benefit obligation with respect to such underfunded Plans based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the last annual valuation dates applicable thereto, exceed by more than $150,000,000 the fair market value of the assets of all such underfunded Plans.
          (b) Each Foreign Pension Plan is in compliance in all material respects with all requirements of Law applicable thereto and the respective requirements of the governing documents for such plan. With respect to each Foreign Pension Plan, none of the Company, its Affiliates or any of their respective directors, officers, employees or agents has engaged in a transaction that would subject the Company or any Subsidiary, directly or indirectly, to a tax or civil penalty that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. With respect to each Foreign Pension Plan, reserves have been established in the financial statements furnished to the Lender in respect of any unfunded liabilities in accordance with applicable Law and prudent business practice or, where required, in accordance with ordinary accounting practices in the jurisdiction in which such Foreign Pension Plan is maintained. The aggregate unfunded liabilities with respect to such Foreign Pension Plans could not reasonably be expected to result in a Material Adverse Change. The present value of the aggregate accumulated benefit liabilities of all such Foreign Pension Plans (based on those assumptions used to fund each such Foreign Pension Plan) did not, as of the last annual valuation date applicable thereto, exceed by more than $450,000,000 the fair market value of the assets held in trust under all such Foreign Pension Plans.
Letter of Credit Agreement and Reimbursement Agreement

          SECTION 3.13. Disclosure. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Company or any of its Subsidiaries to the Administrative Agent or any Lender in connection with the negotiation of this Agreement and the other Loan Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading as of the date made; provided that, with respect to projected or pro forma financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time furnished (it being understood that such projections and forecasts are subject to uncertainties and contingencies and no assurances can be given that such projections or forecasts will be realized).
          SECTION 3.14. Margin Regulations. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no Letter of Credit will be used to buy or carry any Margin Stock. Not more than 25% of the value of the assets of the Company shall consist of Margin Stock.
          SECTION 3.15. Sanctioned Persons. None of the Company or any Subsidiary nor, to the knowledge of the Company, any director or officer of the Company or any Subsidiary is currently the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use any Letter of Credit for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.
ARTICLE IV
CONDITIONS
          SECTION 4.01. Effective Date. This Agreement (other than Articles V and VI, except for such provisions thereof that shall be effective from and after the Effective Date as expressly set forth in the introductory language of Article V) shall become effective on the date (which shall not be later than December 31, 2010) (the “Effective Date”) on which each of the following conditions shall be satisfied to the satisfaction of the Administrative Agent (or waived in accordance with Section 9.02):
     (a) Executed Counterparts of this Agreement. The Administrative Agent shall have received from each of the Company, the Lenders and the Administrative Agent a counterpart of this Agreement signed on behalf of such party (or written evidence satisfactory to the Administrative Agent, which may include telecopy or electronic transmission of a signed signature page to this Agreement, that such party has signed a counterpart of this Agreement).
     (b) Financial Statements. The Company shall have furnished to the Administrative Agent and the Lenders draft Combined Financial Statements as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 2010.
Letter of Credit Agreement and Reimbursement Agreement

     (c) No Material Adverse Change. Since December 31, 2009, there has been no event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on the business, operations, properties or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole (except for Disclosed Matters).
     (d) Corporate Documents; Incumbency Certificates. The Administrative Agent shall have received such documents and certificates as the Administrative Agent may reasonably request relating to the organization, existence and good standing of the Company, the authorization of the Transactions and any other legal matters relating to the Company, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent.
     (e) Officer’s Certificate. The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Responsible Officer of the Company, confirming satisfaction of each of the conditions set forth in this Section.
     (f) Fees and Expenses. The Company shall have paid to the Administrative Agent for the account of the respective person or persons entitled thereto all such fees and expenses as it shall have agreed in writing to pay to the Agents, the Lenders and the Joint Lead Arrangers in connection herewith (including (i) the upfront fees then payable by the Company to the Lenders and (ii) the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to the Administrative Agent) that are due and payable on or prior to the Effective Date (and, with respect to such expenses, for which invoices have been presented to the Company prior to the Effective Date).
     (g) Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent shall reasonably request.
          The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding.
          Notwithstanding anything herein to the contrary, the obligations of the Lenders to issue Letters of Credit hereunder shall not become effective, and no Letters of Credit shall be issued or deemed issued hereunder, unless and until the conditions specified in Section 4.02 shall be satisfied or waived in accordance therewith.
          SECTION 4.02. Closing Date. The obligations of the Lenders to issue Letters of Credit hereunder and the provisions of Articles V and VI (to the extent such provisions shall not have become effective as of the Effective Date pursuant to Section 4.01) shall become effective on the date (which shall not be later than March 31, 2011) (the “Closing Date”) on which each of the following conditions shall be satisfied to the satisfaction of the Administrative Agent (or waived in accordance with Section 9.02):
     (a) Effective Date. The Effective Date shall have occurred.
Letter of Credit Agreement and Reimbursement Agreement

     (b) Repayment of Amounts under FRBNY Credit Agreement. The Administrative Agent shall have received evidence that (i) the principal of and interest on outstanding loans, and all accrued fees and all other amounts owing, under the Credit Agreement dated as of September 22, 2008 between AIG and Federal Reserve Bank of New York, as amended, shall have been (or shall be simultaneously) paid in full, (ii) all commitments to extend credit thereunder shall have been terminated and (iii) all Guarantees in respect of, and all Liens securing, any such Indebtedness and any other obligations thereunder shall have been released (except for any provisions of the FRBNY Credit Agreement relating to indemnities and tax gross-up that expressly provide for the survival of obligations thereunder, which shall continue in effect).
     (c) Financial Statements. To the extent available prior to the Closing Date, the Company shall have furnished to the Administrative Agent and the Lenders (i) the unaudited Combined Financial Statements as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 2010 certified by the Company’s chief financial officer and/or (ii) the audited Combined Financial Statements as of and for the fiscal year ended December 31, 2010, reported on by PricewaterhouseCoopers LLP, independent public accountants, in each case in accordance with Section 5.01(a) or (b), as applicable.
     (d) No Material Adverse Change. Since December 31, 2009, there has been no event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on the business, operations, properties or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole (except for Disclosed Matters).
     (e) Financial Strength Ratings. The financial strength ratings (and the outlook thereof) for National Union Fire Insurance Company of Pittsburgh, Pa. and American Home Assurance Company from each of S&P and Moody’s as in effect on the Closing Date shall not be lower than such ratings (and the outlook thereof) from such rating agencies as in effect on October 15, 2010 and as set forth on Schedule 4.02(e); provided, however, that the condition in this Section 4.02(e) shall be satisfied if the financial strength ratings in effect on the Closing Date for either Moody’s or S&P (but not both Moody’s and S&P) for one or more of the Company’s Designated Insurance Subsidiaries shall fall not more than one rating level.
     (f) Bringdown of Representations and Warranties; and Absence of Default. (i) The representations and warranties of the Company set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects (or, in the case of any such representations and warranties qualified as to materiality, in all respects) on and as of the Closing Date (or, if any such representation or warranty is expressly stated to have been made as of a specified date, as of such specified date); and (ii) as of the Closing Date, no Default shall have occurred and be continuing.
     (g) Officer’s Certificate. The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Responsible Officer of the Company, confirming compliance with the conditions set forth in this Section and the financial
Letter of Credit Agreement and Reimbursement Agreement

strength ratings for National Union Fire Insurance Company of Pittsburgh, Pa. and American Home Assurance Company from each of S&P and Moody’s as then in effect.
     (h) Corporate Documents; Incumbency Certificates. The Administrative Agent shall have received such documents and certificates as the Administrative Agent may reasonably request relating to the organization, existence and good standing of the Company, the authorization of the Transactions and any other legal matters relating to the Company, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent.
     (i) Opinion of Counsel to Company. The Administrative Agent shall have received one or more favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Closing Date) of counsel to the Company (which may include the general counsel or other internal counsel of the Company satisfactory to the Administrative Agent), in form and substance reasonably satisfactory to the Agents (and the Company hereby instructs such counsel to deliver such opinion(s)).
     (j) Opinion of Special New York Counsel to Administrative Agent. The Administrative Agent shall have received an opinion (addressed to the Administrative Agent and the Lenders and dated the Closing Date) of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to JPMCB as Administrative Agent, in form and substance satisfactory to the Agents (and JPMCB hereby instructs such counsel to deliver such opinion).
     (k) Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent may reasonably request.
     (l) Fees and Expenses. The Company shall have paid to the Administrative Agent on the Closing Date for the account of the respective person or persons entitled thereto all such fees and expenses as it shall have agreed in writing to pay to the Agents, the Lenders and the Joint Lead Arrangers in connection herewith (including (i) the upfront fees then payable by the Company to the Lenders and (ii) the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to the Administrative Agent) that are due and payable on or prior to the Closing Date (and, with respect to such expenses, for which invoices have been presented to the Company prior to the Closing Date).
          The Administrative Agent shall notify the Company and the Lenders of the Closing Date, and such notice shall be conclusive and binding.
          SECTION 4.03. Each Credit Event. The obligation of each Lender to issue, amend or (subject to Section 2.01(b)(v)) extend any Letter of Credit is subject to the satisfaction of the following conditions (in addition to the satisfaction of the conditions under Section 4.02 in the case of the issuance of the initial Letters of Credit hereunder):
     (a) the representations and warranties of the Company set forth in this Agreement and the other Loan Documents (excluding, except in the case of any Letter of Credit issuance on the Closing Date, those representations and warranties contained in
Letter of Credit Agreement and Reimbursement Agreement

Section 3.05(b) (but only as to clauses (a) and (b) of the definition of “Material Adverse Change”) and Section 3.07(a) and (c)) shall be true and correct in all material respects (or, in the case of any such representations and warranties qualified as to materiality, in all respects) on and as of the date of such issuance, amendment or extension (or, if any such representation or warranty is expressly stated to have been made as of a specified date, as of such specified date); and
     (b) at the time of and immediately after giving effect to such issuance, amendment or extension, no Default shall have occurred and be continuing.
Each issuance, amendment or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Company on the date thereof as to the matters specified in clauses (a) and (b) of the preceding sentence.
ARTICLE V
AFFIRMATIVE COVENANTS
          From the Closing Date (except, in the case of Sections 5.01 and 5.02, from the Effective Date) and until the Commitments have expired or been terminated, the Unreimbursed Amounts and interest thereon and all fees payable hereunder shall have been paid in full and all Letters of Credit have expired or terminated, the Company covenants and agrees with the Lenders that:
          SECTION 5.01. Financial Statements and Other Information. The Company will furnish to the Administrative Agent (which shall promptly provide to each Lender):
     (i) within 120 days after the end of each fiscal year of the Company, the audited Combined Financial Statements, in each case as of the end of and for such fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such financial statements present fairly in all material respects the financial condition and results of operations of the managed businesses of the Company and its Subsidiaries in accordance with GAAP consistently applied;
     (b) within 90 days after the end of each of the first three fiscal quarters of each fiscal year of the Company (or, in the case of the fiscal quarter and the portion of the fiscal year ended September 30, 2010, not later than January 15, 2011), the unaudited Combined Financial Statements, as of the end of and for such fiscal quarter, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year, in each case certified by a Financial Officer of the Company as presenting fairly in all material respects the financial condition and results of operations of the managed businesses of
Letter of Credit Agreement and Reimbursement Agreement

Company and its Subsidiaries in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
     (c) concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer of the Company in form reasonably satisfactory to the Administrative Agent (i) certifying that no Default has occurred or, if such a Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Section 6.09 and (iii) specifying any changes to the list of Designated Subsidiaries and Material Subsidiaries as of the last day of the fiscal period to which such financial statements relate;
     (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the SEC, any Governmental Authority succeeding to any or all of the functions of the SEC or any national securities exchange, as the case may be;
     (e) as soon as available but not later than 120 days after the close of each fiscal year of each Designated Insurance Subsidiary (or, if earlier, within five Business Days after the Company shall have filed such financial statements with the applicable Governmental Authority), copies of the unaudited Annual Statement of such Designated Insurance Subsidiary (if applicable), the Annual Statement to be certified by a Responsible Officer of such Designated Insurance Subsidiary, all such statements to be prepared in accordance with SAP consistently applied throughout the periods reflected therein;
     (f) as soon as available but not later than 75 days after the close of each of the first three fiscal quarters of each fiscal year of each Designated Insurance Subsidiary (or, if earlier, within five Business Days after the Company shall have filed such financial statements with the applicable Governmental Authority), copies of the Quarterly Statement of such Designated Insurance Subsidiary (if applicable), as of the end of and for such fiscal quarter, the Quarterly Statement to be certified by a Responsible Officer of such Designated Insurance Subsidiary, all such statements to be prepared in accordance with SAP consistently applied throughout the period reflected therein;
     (g) not later than January 31, 2011, a complete and correct list (in detail reasonably satisfactory to the Administrative Agent) of Indebtedness of the Company and each Material Subsidiary permitted under Section 6.01(b), in each case, existing as of the Effective Date and, with respect to any particular such Indebtedness, in a principal amount of at least $25,000,000; and
     (h) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Material Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.
Letter of Credit Agreement and Reimbursement Agreement

          SECTION 5.02. Notices of Material Events. The Company will furnish to the Administrative Agent (which shall promptly provide to each Lender) prompt written notice of the following:
     (a) any occurrence of any Default;
     (b) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount exceeding $250,000,000;
     (c) any change in the financial strength ratings for the Company’s Designated Insurance Subsidiaries from S&P and Moody’s, or the placement by S&P or Moody’s of the Company on a “CreditWatch” or “WatchList” or any similar list, in each case with negative implications, or its cessation of, or its intent to cease, rating of the financial strength (or equivalent) of any such Designated Insurance Company; or
     (d) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Change.
Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
          SECTION 5.03. Existence; Conduct of Business. The Company will, and will cause each of its Designated Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect (a) its legal existence and (b) the rights, licenses, permits, privileges and franchises material to the conduct of its business, other than, in the case of clause (b), the loss of which could not reasonably be expected to result in a Material Adverse Change; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.
          SECTION 5.04. Payment of Obligations. The Company will, and will cause each of its Designated Subsidiaries to, pay, before the same shall become delinquent or in default, its obligations, including Tax liabilities, that, if not paid, could reasonably be expected to result in a Material Adverse Change, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company or such Designated Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or SAP, as applicable, and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Change; provided that, for avoidance of doubt, solely with respect to Taxes, an obligation shall be considered to be delinquent or in default for purposes of this Section only if there has first been a notice and demand therefor (as defined in section 6303 of the Code and similar provisions of Law) by a tax authority.
          SECTION 5.05. Maintenance of Properties. The Company will, and will cause each of its Designated Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition (ordinary wear and tear excepted) and make all necessary repairs thereto and renewals and replacements thereof, except, in each case, to the
Letter of Credit Agreement and Reimbursement Agreement

extent that failure to do so could not be reasonably expected to result in a Material Adverse Change.
          SECTION 5.06. Books and Records. The Company will, and will cause each of its Designated Subsidiaries to, maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP or SAP, as applicable, consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company or such Designated Subsidiary, as the case may be.
          SECTION 5.07. Inspection Rights. The Company will, and will cause each of its Designated Subsidiaries to, permit any representatives designated by any Agent and/or any Joint Lead Arranger and (at any time a Default exists) any representatives reasonably designated by any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and other records reasonably requested (other than information subject to confidentiality restrictions, insurance records and customer-related information), and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested. The Company shall pay the reasonable costs and expenses of any such visit or inspection, but only if a Default exists at the time thereof or is discovered as a result thereof (provided that the Company shall have no responsibility for any such costs and expenses under any other circumstance).
          SECTION 5.08. Compliance with Laws and Contractual Obligations. The Company will, and will cause each of its Designated Subsidiaries to, comply with all Laws and orders of any Governmental Authority applicable to it or its property (including Environmental Laws) and all Contractual Obligations binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.
          SECTION 5.09. Insurance. The Company will, and will cause each of its Designated Subsidiaries to, maintain with financially sound and reputable insurance companies that are not Affiliates of the Company, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons.
          SECTION 5.10. Use of Letters of Credit. The Company will use the Letters of Credit solely to support the reinsurance operations of the Company’s Insurance Subsidiaries not in contravention of any Law or any Loan Document.
ARTICLE VI
NEGATIVE COVENANTS
          From the Closing Date and until the Commitments have expired or terminated, the Unreimbursed Amounts and interest thereon and all fees payable hereunder have been paid in
Letter of Credit Agreement and Reimbursement Agreement

full and the Letters of Credit have expired or terminated, the Company covenants and agrees with the Lenders that:
          SECTION 6.01. Indebtedness. The Company will not, nor will it cause or permit any of its Material Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:
     (a) Indebtedness of the Company incurred under the Loan Documents;
     (b) (i) Indebtedness of the Company and/or any Material Subsidiary existing on the Effective Date (provided that the aggregate principal amount of such existing Indebtedness (other than Indebtedness permitted under any of the other clauses of this Section (other than clause (l) hereof) shall not exceed $422,000,000); (ii) if any Material Subsidiary shall become a Material Subsidiary after the Effective Date, Indebtedness of such Material Subsidiary existing on the date such Material Subsidiary first becomes a Material Subsidiary; (iii) if any Material Subsidiary ceases to be a Material Subsidiary and is subsequently redesignated as a Material Subsidiary, Indebtedness of such Material Subsidiary existing as of the date of such redesignation (including, in the case of clauses (i), (ii) and (iii) above, any Indebtedness, including Guarantees, of any Material Subsidiary owing to the Company or another Subsidiary); and (iv) any extensions, renewals, exchanges or replacements of any such Indebtedness to the extent (A) the principal amount of such Indebtedness is not increased (except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable fees and expenses incurred in connection with such extension, renewals or replacement) and (B) such Indebtedness, if subordinated to the Obligations, remains so subordinated on terms no less favorable to the Lenders;
     (c) unsecured Indebtedness (including Guarantees) of any Material Subsidiary owing to the Company or a Subsidiary of the Company incurred after the Effective Date;
     (d) obligations of any Material Subsidiary (i) to return collateral consisting of cash or securities arising out of or in connection with the lending of the same or substantially similar securities or (ii) to purchase securities arising out of or in connection with the sale of the same or substantially similar securities, in each case in the ordinary course of the business of such Material Subsidiary, in each case consistent with past practice;
     (e) Indebtedness of the Company or any Material Subsidiary in respect of securitizations of any of its assets (including notes or accounts receivable) entered into in the ordinary course of business, which shall be secured by Liens solely on such securitized assets (including (i) Guarantees issued in connection therewith and (ii) repurchase obligations for breach of representations and indemnities);
     (f) unsecured or secured Indebtedness of the Company or any Material Subsidiary in respect of letters of credit (other than the Letters of Credit) issued on behalf of any Insurance Subsidiary for insurance regulatory or reinsurance purposes;
Letter of Credit Agreement and Reimbursement Agreement

     (g) Indebtedness of a Person (other than the Company or any of its Affiliates) that is consolidated on the balance sheet of the Company or any Material Subsidiary as a “Variable Interest Entity” under Financial Accounting Standards Boards Interpretation No. 46R (or any successor interpretations or amendments thereto and as affected by any subsequent relevant pronouncements of the FASB or, if, and to the extent applicable, the SEC); provided that the satisfaction of such Indebtedness is limited to the property of such Person (except for customary exceptions for fraud, misapplication of funds, breach of representations and environmental indemnities);
     (h) Indebtedness of any Material Subsidiary secured by Liens on any of its real property (including investments in real property) and certain personal property related thereto; provided that (i) the recourse of the holder of such Indebtedness (whether direct or indirect and whether contingent or otherwise) under the instrument creating such Liens or providing for such Indebtedness shall be limited to such real property and personal property relating thereto; and (ii) such holder may not under the instrument creating such Lien or providing for such Indebtedness collect by levy of execution or otherwise against property of such Material Subsidiary (other than such real property and personal property relating thereto directly securing such Indebtedness) if such Material Subsidiary fails to pay such Indebtedness when due and such holder obtains a judgment with respect thereto, except for recourse obligations that are customary in “non-recourse” real estate transactions;
     (i) capital maintenance agreements, keep well agreements, support agreements and other similar arrangements, whether or not constituting Indebtedness, provided by the Company or any Material Subsidiary for the benefit of any Subsidiary of the Company;
     (j) advances and extensions of credit to a Material Subsidiary by any Federal Home Loan Bank;
     (k) Indebtedness of the Company or any Material Subsidiary in respect of letters of credit, bankers’ acceptances and/or loan facilities required to support the capital requirements of Ascot Corporate Name Ltd., as a member of Lloyds of London; and
     (l) additional unsecured Indebtedness of the Company and/or any of its Material Subsidiaries in an aggregate principal amount not to exceed $100,000,000 at any one time outstanding.
          SECTION 6.02. Liens. The Company will not, nor will it cause or permit any of its Designated Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:
     (a) (i) Liens of the Company existing on the Effective Date; and (ii) Liens of a Designated Subsidiary existing on the date such Designated Subsidiary first becomes a Designated Subsidiary, and, if any Designated Subsidiary ceases to be a Designated Subsidiary and is subsequently redesignated as a Designated Subsidiary, Liens of such
Letter of Credit Agreement and Reimbursement Agreement

Designated Subsidiary as of the date of such redesignation; provided that, in each case, such Liens (A) shall secure only those obligations that they secure on the relevant date and extensions, renewals, exchanges and replacements thereof permitted hereunder and (B) shall not apply to any property of the Company or any Subsidiary other than the property thereof covered by such Liens on the relevant date;
     (b) any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Designated Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition, (ii) such Lien does not apply to any other property or assets of the Company or any Subsidiary and (iii) such Lien secures only those obligations that it secures on the date of such acquisition;
     (c) Liens for taxes, assessments and governmental charges not yet due or that are being contested in compliance with Section 5.04;
     (d) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or that are being contested in compliance with Section 5.04;
     (e) pledges and deposits made in the ordinary course of business in compliance with workmen’s compensation, unemployment insurance and other social security Laws;
     (f) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
     (g) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or any Designated Subsidiary;
     (h) Liens arising in the ordinary course of business on operating accounts (including any related securities accounts) maintained by the Company or any Designated Subsidiary in the ordinary course of business, including bankers’ Liens and rights of setoff arising in connection therewith;
     (i) judgment Liens securing judgments not constituting an Event of Default under Article VII;
     (j) Liens securing Swap Contracts entered into in the ordinary course of business and not for speculative purposes and consistent with prudent business practice to hedge or mitigate risks to which the Company or any Designated Subsidiary is exposed in the conduct of their business or management of their liabilities;
Letter of Credit Agreement and Reimbursement Agreement

     (k) Liens arising out of deposits of cash or securities into collateral trusts or reinsurance trusts with ceding companies, insurance regulators or as otherwise incurred in the ordinary course of business of the Company and any Designated Subsidiary;
     (l) Liens on assets acquired, constructed or improved by the Company or any Designated Subsidiary; provided that (i) such Liens and the Indebtedness secured thereby are incurred prior to or within 360 days after such acquisition or the completion of such construction or improvement, (ii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such assets and (iii) such Liens shall not apply to any other property or assets of such Person;
     (m) purchase money security interests in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements constructed) by the Company or any Designated Subsidiary; provided that (i) such security interests secure Indebtedness permitted by Section 6.01, (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 90 days after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed the lesser of the cost or the fair market value of such real property, improvements or equipment at the time of such acquisition (or construction) or (iv) such security interests do not apply to any other property or assets of the Company or any Subsidiary;
     (n) Liens arising in connection with secured Indebtedness of the Company or any Designated Subsidiary to the extent permitted under Section 6.01 (including the Liens permitted by Section 6.01(e)); and
     (o) Liens not otherwise permitted by this Section arising in the ordinary course of the business of the Company or any Designated Subsidiary that do not secure any Indebtedness.
          SECTION 6.03. Fundamental Changes. Except for the Potential Divestitures, the Company will not, nor will it cause or permit any of its Designated Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default has occurred and is continuing:
     (i) any Designated Subsidiary may merge with or into the Company; provided that the Company shall be the surviving entity; and
     (ii) any Designated Subsidiary may merge with or into any other Subsidiary; provided that the surviving entity shall be deemed to be a Designated Subsidiary.
          SECTION 6.04. Lines of Business. The Company will not, nor will it cause or permit any of its Designated Subsidiaries to, engage to any material extent in any business other than the businesses of the type conducted by the Company and its Designated Subsidiaries on the date hereof and business activities reasonably related or incidental thereto (including any new insurance and reinsurance businesses by any Insurance Subsidiary in the ordinary course of its business).
Letter of Credit Agreement and Reimbursement Agreement

          SECTION 6.05. Dispositions. The Company will not, nor will it cause or permit any of its Designated Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its business or property, whether now owned or hereafter acquired (including receivables and leasehold interests), except:
     (a) Dispositions by the Company or any Designated Subsidiary in the ordinary course of its business (including dividends and such Dispositions involving current assets or other invested assets);
     (b) Dispositions of equipment or other property which is obsolete or no longer used or useful in the conduct of the business of the Company or such Designated Subsidiary;
     (c) Dispositions from the Company to a Designated Subsidiary or any other Subsidiary, and Dispositions from a Designated Subsidiary to the Company, another Designated Subsidiary or any other Subsidiary;
     (d) discounts or forgiveness of accounts receivable in the ordinary course of business or in connection with collection or compromise thereof and for which adequate reserves have been established;
     (e) Potential Divestitures;
     (f) Dispositions of tax credits (or properties or ownership interests in properties, or disposition of loans or interests in loans to properties, acquired to generate tax credits);
     (g) Dispositions by the Company or any Designated Subsidiary in connection with securitizations permitted under Section 6.01(e); and
     (h) other Dispositions; provided that (i) the aggregate value of assets sold, leased, transferred or otherwise disposed after the Effective Date pursuant to this clause (h) shall not exceed 15% of the total assets of the managed businesses of the Company and its Subsidiaries (based on the Combined Balance Sheet for the fiscal quarter ended September 30, 2010 and calculated after giving pro forma effect to the Potential Divestitures (as if the same had been consummated as of such date)) and (ii) at the time of any such Disposition, no Default shall exist or would result therefrom.
          SECTION 6.06. Transactions with Affiliates. The Company will not, nor will it cause or permit any of its Designated Subsidiaries to, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that: (a) the Company or any Designated Subsidiary may engage in any such transactions on terms and conditions not less favorable to the Company or such Designated Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties; and (b) the Company or any Designated Subsidiary may engage in any such transactions with any Subsidiary (but not involving any Affiliate that is not a Subsidiary).
Letter of Credit Agreement and Reimbursement Agreement

          SECTION 6.07. Certain Restrictive Agreements. The Company will not, nor will it cause or permit any of its Designated Subsidiaries to, directly or indirectly, enter into any agreement or other arrangement (other than this Agreement and any other Loan Document) that (a) prohibits, restricts or imposes any condition upon the ability of the Company or any such Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets (including Equity Interests of such Person’s direct Subsidiaries) or (b) requires the grant of a Lien to secure an obligation of the Company or any such Designated Subsidiary if a Lien is granted to secure another obligation of the Company or any such Designated Subsidiary; except:
     (i) restrictions and conditions imposed by Law or any Loan Document;
     (ii) restrictions on the Company existing on the Effective Date, restrictions on a Designated Subsidiary existing on the date such Designated Subsidiary first becomes a Designated Subsidiary, and, if any Designated Subsidiary ceases to be a Designated Subsidiary and is subsequently redesignated as a Designated Subsidiary, restrictions on such Designated Subsidiary as of the date of such redesignation;
     (iii) customary restrictions and conditions contained in any agreements relating to the sale of property pending such sale; provided that such restrictions and conditions apply only to the property to be sold and such sale is permitted hereunder;
     (iv) restrictions or conditions imposed by any agreement relating to secured Indebtedness or secured Swap Contracts permitted by this Agreement if such restrictions or conditions apply only to the property securing such Indebtedness or such secured Swap Contracts, as the case may be; and
     (v) customary provisions in leases and other contracts restricting the assignment thereof.
          SECTION 6.08. Fiscal Year. The Company will not change the last day of its fiscal year from December 31 of each year, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30 of each year, respectively.
          SECTION 6.09. Financial Covenants.
          (a) Combined Net Worth. The Company will not permit Combined Net Worth at any time to be less than $35,500,000,000.
          (b) Combined Statutory Surplus. The Company will not permit Combined Statutory Surplus at any time to be less than $26,000,000,000.
ARTICLE VII
EVENTS OF DEFAULT
          If any of the following events (“Events of Default”) shall occur:
Letter of Credit Agreement and Reimbursement Agreement

     (a) the Company shall fail to pay any Unreimbursed Amount when and as the same shall become due and payable, whether at the due date thereof or by acceleration or otherwise;
     (b) the Company shall fail to pay any interest on any Unreimbursed Amount or any fee or any other amount (other than an amount referred to in clause (a) of this Article) due under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three or more Business Days;
     (c) any representation or warranty made or deemed made by or on behalf of the Company in or in connection with any Loan Document or any amendment or modification thereof, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document or any amendment or modification hereof or thereof, shall prove to have been incorrect in any material respect when made, deemed made or furnished;
     (d) (i) the Company shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.02(a), 5.02(d), 5.03(a) and 5.10 and in Article VI; (ii) the Company shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.01(f), 5.02(b) and 5.02(c) and such failure shall continue unremedied for a period of three or more Business Days; or (iii) the Company shall fail to observe or perform any covenant, condition or agreement contained in Section 5.07 and such failure shall continue unremedied for a period of five or more Business Days after notice thereof from the Administrative Agent to the Company (given at the request of any Lender);
     (e) the Company shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article) and such failure shall continue unremedied for a period of 30 or more days after notice thereof from the Administrative Agent to the Company (given at the request of any Lender);
     (f) (i) the Company or any of its Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (beyond any applicable grace period expressly set forth in the governing documents); or (ii) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (after taking into account any applicable grace period) the holder or holders of any such Material Indebtedness or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this subclause (ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;
Letter of Credit Agreement and Reimbursement Agreement

     (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar Law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Material Subsidiary or for a substantial part of the assets of the Company or any Material Subsidiary, and, in any such case, such proceeding or petition shall continue undismissed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered;
     (h) the Company or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar Law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Material Subsidiary or for a substantial part of the assets of the Company or any Material Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;
     (i) one or more judgments shall be rendered against the Company and/or its Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment, and such judgment and/or judgments either is or are, as applicable, for (i) the payment of money in an aggregate amount in excess of $500,000,000 (or its equivalent in any other currency) or (ii) injunctive relief and could reasonably be expected to result in a Material Adverse Change;
     (j) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Change;
     (k) any of the Loan Documents shall cease for any reason to be in full force and effect (other than in accordance with its terms), or the Company or any Subsidiary shall deny in writing that it has any further liability thereunder;
     (l) there shall have occurred a Change in Control; or
     (m) the Company shall cease to be a wholly-owned direct or indirect subsidiary of AIG;
Letter of Credit Agreement and Reimbursement Agreement

then, and in every such event (other than an event with respect to Company described in clause (g) or (h) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Company, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately; (ii) declare the Unreimbursed Amounts then outstanding to be due and payable in whole (or in part, in which case any such Unreimbursed Amounts not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the Unreimbursed Amounts so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Company accrued hereunder, shall become due and payable immediately and (iii) require that the Company Cash Collateralize its L/C Obligations (in an amount equal to 103% of the then Outstanding Amount thereof plus any accrued and unpaid interest thereon), in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, anything contained herein to the contrary notwithstanding; and in case of any event with respect to the Company described in clause (g) or (h) of this Article, the Commitments shall automatically terminate and the Unreimbursed Amounts then outstanding, together with accrued interest thereon and all fees and other obligations of the Company accrued hereunder, shall automatically become due and payable, and the obligation of the Company to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case, without further act of the Administrative Agent or any Lender and without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, anything contained herein to the contrary notwithstanding.
ARTICLE VIII
AGENTS
          Each of the Lenders hereby irrevocably appoints each of the Administrative Agent and each Several L/C Agent as its agent hereunder and under the other Loan Documents and authorizes the Administrative Agent and such Several L/C Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent or such Several L/C Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.
          Any Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not such Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not such Agent hereunder.
          No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise in writing by the Required Lenders and (c) except as expressly set forth herein and in the other
Letter of Credit Agreement and Reimbursement Agreement

Loan Documents, no Agent shall have any duty to disclose, or be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the Person serving as such Agent or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or wilful misconduct. No Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by the Company or a Lender, and no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein or therein, other than (in the case of the Administrative Agent) to confirm receipt of items expressly required to be delivered to the Administrative Agent.
          Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
          Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Agent.
          Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Company; provided that if the Person acting as the Administrative Agent at any time is also acting as a Several L/C Agent, such Person shall also resign as such Several L/C Agent at such time. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor Administrative Agent (which Person shall also be appointed as a successor Several L/C Agent, if applicable). If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent (and, if applicable, successor Several L/C Agent) which shall be a bank with an office in New York, New York, or an Affiliate of any such bank, in each case with a combined capital and surplus of at least $500,000,000. Upon the acceptance of its appointment as Administrative
Letter of Credit Agreement and Reimbursement Agreement

Agent (and, if applicable, Several L/C Agent) hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent (and, if applicable, Several L/C Agent) and the retiring Administrative Agent (and, if applicable, Several L/C Agent) shall be discharged from its duties and obligations hereunder (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the Administrative Agent’s (and, if applicable, Several L/C Agent’s) resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent (and, if applicable, Several L/C Agent).
          Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, the Administrative Agent (irrespective of whether any L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Company) shall be entitled and empowered, by intervention in such proceeding or otherwise: (a) to file and prove a claim for the whole amount of any L/C Obligation and interest owing and unpaid in respect of thereof and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agents and their respective agents and counsel and all other amounts due the Lenders and the Agents under Sections 2.01(c) and 9.03) allowed in such judicial proceeding; and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Agent to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Agents, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Agents under Sections 2.01(c) and 9.03. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any other Agent any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any other Agent or to authorize the Administrative Agent to vote in respect of the claim of any Lender or any other Agent in any such proceeding.
Letter of Credit Agreement and Reimbursement Agreement

          Notwithstanding anything to the contrary contained herein, the Joint Lead Arrangers, the Syndication Agents and the Co-Documentation Agents named on the cover page of this Agreement shall not have any duties or liabilities under this Agreement (except as expressly provided herein and except, in each case, in its capacity, if any, as a Lender).
ARTICLE IX
MISCELLANEOUS
          SECTION 9.01. Notices.
          (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) of this Section), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, to the applicable address or telecopier number for the applicable Person in Schedule 9.01.
          (b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
          (c) Change of Address, Etc. Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
          SECTION 9.02. Waivers; Amendments.
          (a) No Deemed Waivers; Remedies Cumulative. No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Company therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the issuance, amendment or extension of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the
Letter of Credit Agreement and Reimbursement Agreement

Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.
          (b) Amendments. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company and the Required Lenders or by the Company and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall:
     (i) increase the Commitment of any Lender without the written consent of such Lender;
     (ii) reduce any Unreimbursed Amount or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly and adversely affected thereby (provided that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Company to pay interest at the Default Rate);
     (iii) postpone the scheduled date of payment of any Unreimbursed Amount, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly and adversely affected thereby;
     (iv) change Section 2.06(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender;
     (v) change any of the provisions of this Section or the definition of the term “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or
     (vi) release the Company from its obligations with respect to Letters of Credit for which any Subsidiary is named as an applicant hereunder, without the written consent of each Lender;
and provided further that no such agreement shall (A) amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or amend, modify or waive any provision of Section 2.10 without the prior written consent of the Administrative Agent or (B) amend, modify or otherwise affect the rights or duties of any other Agent hereunder without the prior written consent of such other Agent.
          SECTION 9.03. Expenses; Indemnity; Damage Waiver.
          (a) Costs and Expenses. The Company agrees to pay or reimburse (i) all reasonable out-of-pocket expenses incurred by the Agents, the Joint Lead Arrangers and their respective Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for
Letter of Credit Agreement and Reimbursement Agreement

herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated); and (ii) all out-of-pocket expenses incurred by any Agent or any Lender, including the fees, charges and disbursements of any counsel for any Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Letters of Credit issued hereunder, including in connection with any workout, restructuring or negotiations in respect thereof, including in each case the fees, charges and disbursements of counsel, accountants, financial advisors and other experts engaged by the Agents or the Required Lenders (including the allocated fees of in-house counsel). This Section shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.
          (b) Indemnification by Company. The Company agrees to indemnify each Agent, each Joint Lead Arranger and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Letter of Credit or the use or intended use thereof, (iii) any transfer, sale, delivery, surrender or endorsement of any draft, demand, certificate or other document presented under any Letter of Credit, (iv) any independent undertakings issued by the beneficiary of any Letter of Credit, (v) any unauthorized communication or instruction (whether oral, telephonic, written, telegraphic, facsimile or electronic) regarding any Letter of Credit or error in computer transmission, (vi) an adviser, confirmer or other nominated person seeking to be reimbursed, indemnified or compensated in respect of any Letter of Credit, (vii) any third party seeking to enforce the rights of an applicant, beneficiary, nominated person, transferee or assignee of proceeds of any Letter of Credit, (viii) the fraud, forgery or illegal action of parties other than the Indemnitees, (ix) the enforcement of this Agreement or any rights or remedies under or in connection with any Letter of Credit Document or (x) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party, the Company or any of its Subsidiaries); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee. This Section shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.
          (c) Reimbursement by Lenders. To the extent that the Company fails to pay any amount required to be paid by it to any Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to such Agent such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage,
Letter of Credit Agreement and Reimbursement Agreement

liability or related expense, as the case may be, was incurred by or asserted against such Agent in its capacity as such.
          (d) Waiver of Consequential Damages, Etc. To the extent permitted by applicable Law, the Company shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Letter of Credit or the use or the intended use thereof.
          (e) Use of Information. No Person indemnified under paragraph (b) of this Section shall be liable for any damages arising from the use by others of any information or other materials obtained through Intralinks or other similar information transmission systems in connection with this Agreement other than for direct or actual damages resulting from the gross negligence or wilful misconduct of such indemnified Person as determined by a final and nonappealable judgment of a court of competent jurisdiction.
          (f) Payments. All amounts due under this Section shall be payable promptly after written demand therefor.
          SECTION 9.04. Successors and Assigns.
          (a) Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Company without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Lenders and the Joint Lead Arrangers) any legal or equitable right, remedy or claim under or by reason of this Agreement or the other Loan Documents.
          (b) Assignments by Lenders. (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and interests in Letters of Credit) with the prior written consent (such consent not to be unreasonably withheld) of:
     (A) the Company; provided that no consent of the Company shall be required for an assignment to (I) a Lender, an Affiliate of a Lender or an Approved Fund or (II) if an Event of Default has occurred and is continuing, any other assignee; and provided, further, that the Company shall be deemed to have consented to any such assignment requiring its consent under this clause (A) unless it shall object thereto by written notice to the Administrative Agent within 15 Business Days after having received written notice thereof; and
Letter of Credit Agreement and Reimbursement Agreement

     (B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment to a Lender.
     (ii) Assignments shall be subject to the following conditions:
     (A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Company (except if an Event of Default has occurred and is continuing) and the Administrative Agent otherwise consent (which consent shall not be unreasonably withheld);
     (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;
     (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;
     (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company and its Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable Laws, including Federal and state securities Laws; and
     (E) no such assignment shall be made to (I) the Company or any of the Company’s Affiliates or Subsidiaries, (II) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this subclause (II), (III) a natural person or a corporation, limited liability company, trust or other entity owned, operated or established for the primary benefit of a natural person and/or family members or relatives of such person or (IV) any Person which is a Non-NAIC Approved Bank (unless such Non-NAIC Approved Bank shall have in effect a Confirming Bank Agreement or Limited Fronting Lender Agreement, in each case, with a Person or Lender, as applicable, which is a NAIC Approved Bank).
          (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and
Letter of Credit Agreement and Reimbursement Agreement

obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.04, 2.05 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
          (iv) Maintenance of Register by Administrative Agent. The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Company, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and Letters of Credit issued by, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Company, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
          (v) Effectiveness of Assignments. Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.01(c), 2.06(e) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
          (c) Participations. Any Lender may, without the consent of the Company or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and interests in Letters of Credit); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Company, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Company agrees that each Participant shall be entitled to the benefits of Sections 2.04 and 2.05 to the same
Letter of Credit Agreement and Reimbursement Agreement

extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) shall be subject to the requirements and limitations therein, including the requirements under Section 2.05(f) (it being understood that the documentation required under Section 2.05(f) shall be delivered to the participating Lender); (B) agrees to be subject to the provisions of Sections 2.06 and 2.07 as if it were an assignee under paragraph (b) of this Section; and (C) shall not be entitled to receive any greater payment under Section 2.04 or 2.05, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 9.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.06(d) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register on which it enters the name and address of each Participant and the amounts (and stated interest) of each Participant’s interest in the Letters of Credit or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitment, Letter of Credit or other obligations under any Loan Document) except if additional payments under Sections 2.04 and 2.05 are requested with respect to such Participant and except to the extent that such disclosure is necessary to establish that such Commitment, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
          (d) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.
          SECTION 9.05. Survival. All representations and warranties made by the Company herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the issuance, amendment or extension of any Letters of Credit, regardless of any investigation made by or on behalf of any Lender and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as any Unreimbursed Amount or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments and the Letters of Credit have not expired or been terminated. The provisions of Sections 2.04, 2.05 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, any assignment of rights by, or replacement of, a Lender, the expiration or termination of the Commitments and the
Letter of Credit Agreement and Reimbursement Agreement

Letters of Credit, the repayment, satisfaction or discharge of all Obligations under the Loan Documents, the invalidity or unenforceability of any term or provision of any Loan Document or any investigation made by or on behalf of any Lender.
          SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement (except as provided in Section 4.01) shall become effective as of the Effective Date and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.
          SECTION 9.07. Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
          SECTION 9.08. Payments Set Aside. To the extent that any payment by or on behalf of the Company is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Federal, state or foreign bankruptcy, insolvency, receivership or similar Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
          SECTION 9.09. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and its Affiliates are authorized at any time and from time to time, to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing
Letter of Credit Agreement and Reimbursement Agreement

by such Lender and its Affiliates to or for the credit or the account of the Company against any of and all the obligations of the Company hereunder and under the other Loan Documents, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Each Lender agrees to notify the Company and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
          SECTION 9.10. Governing Law; Jurisdiction; Consent to Service of Process.
          (a) Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.
          (b) Submission to Jurisdiction. The Company hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by Law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Company or its properties in the courts of any jurisdiction.
          (c) Waiver of Venue. The Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
          (d) Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.
          SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED
Letter of Credit Agreement and Reimbursement Agreement

HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
          SECTION 9.12. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
          SECTION 9.13. Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or quasi-regulatory authority (such as the NAIC), (c) to the extent required by any applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement in writing containing provisions substantially the same as those of this paragraph and for the benefit of the Company, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Company or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this paragraph or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Company. In the event that the Administrative Agent or any Lender becomes legally compelled to disclose any confidential Information pursuant to clause (c) of this Section, the Administrative Agent or such Lender shall, to the extent permitted by Law, give prompt written notice of that fact to the Company prior to the disclosure, and in the event that the Company shall advise the Administrative Agent or such Lender that it will seek an appropriate remedy to prevent or limit such disclosure, the Administrative Agent or such Lender, as applicable, shall cooperate reasonably (at the expense of the Company) with the Company in seeking such remedy. For the purposes of this Section, “Information” means all information received from the Company relating to the Company, its Subsidiaries or their business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Company; provided that, in the case of information received from the Company after the Effective Date, such information is clearly identified at or prior to the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Letter of Credit Agreement and Reimbursement Agreement

          EACH LENDER ACKNOWLEDGES THAT INFORMATION (AS DEFINED IN THIS SECTION) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE COMPANY AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
          ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE COMPANY OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE COMPANY AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE COMPANY AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
          SECTION 9.14. USA PATRIOT Act. Each Lender hereby notifies the Company that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), such Lender may be required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow such Lender to identify the Company in accordance with said Act.
          SECTION 9.15. No Advisory or Fiduciary Relationships. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Company acknowledges and agrees that: (a) (i) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Lenders and the Joint Lead Arrangers are arm’s-length commercial transactions between the Company and its Affiliates, on the one hand, and the Administrative Agent, the Lenders and the Joint Lead Arrangers, on the other hand, (ii) the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) the Company is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b) (i) the Administrative Agent, the Lenders and the Joint Lead Arrangers each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Company or any of its Affiliates, or any other Person and (ii) none of the Administrative Agent, the Lenders and the Joint Lead Arrangers has any obligation to the Company or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent, the Lenders and the Joint Lead Arrangers and their respective Affiliates may be engaged in a broad range of
Letter of Credit Agreement and Reimbursement Agreement

transactions that involve interests that differ from those of the Company and its Affiliates, and none of the Administrative Agent, the Lenders and Joint Lead Arrangers has any obligation to disclose any of such interests to the Company or its Affiliates. To the fullest extent permitted by Law, the Company hereby waives and releases any claims that it may have against the Administrative Agent, the Lenders and the Joint Lead Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
Letter of Credit Agreement and Reimbursement Agreement

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CHARTIS INC.
By	/s/ Craig Leslie
Name:	Craig Leslie
Title:	Vice President and Treasurer

U.S. Federal Tax Identification No.: 20-5971809
Letter of Credit Agreement and Reimbursement Agreement

LENDERS JPMORGAN CHASE BANK, N.A., individually and as the Administrative Agent and a Several L/C Agent
By	/s/ Michael E. Murray
	Name:	Michael E. Murray
	Title:	Executive Director

Letter of Credit Agreement and Reimbursement Agreement

BANK OF AMERICA, N.A., as a Lender and a Syndication Agent
By	/s/ Jason Cassity
	Name:	Jason Cassity
	Title:	Vice President

Letter of Credit Agreement and Reimbursement Agreement

CITIBANK, N.A., as a Lender and a Syndication Agent
By	/s/ Maureen Maroney
	Name:	Maureen Maroney
	Title:	Vice President

Letter of Credit Agreement and Reimbursement Agreement

DEUTSCHE BANK AG NEW YORK BRANCH
By	/s/ Robert Chesley
	Name:	Robert Chesley
	Title:	Director

By	/s/ John S. McGill
	Name:	John S. McGill
	Title:	Director

Letter of Credit Agreement and Reimbursement Agreement

STANDARD CHARTERED BANK
By	/s/ Robert Gilbert
	Name:	Robert Gilbert
	Title:	Managing Director

By	/s/ Robert K. Reddington
	Name:	Robert K. Reddington
	Title:	Credit Documentation Manager

Letter of Credit Agreement and Reimbursement Agreement

BARCLAYS BANK PLC
By	/s/ Kevin Cullen
	Name:	Kevin Cullen
	Title:	Director

Letter of Credit Agreement and Reimbursement Agreement

BNP PARIBAS
By	/s/ Joseph M. Malley
	Name:	Joseph M. Malley
	Title:	Managing Director

By	/s/ Riad Jafarov
	Name:	Riad Jafarov
	Title:	Vice President

Letter of Credit Agreement and Reimbursement Agreement

CREDIT SUISSE AG, NEW YORK BRANCH
By	/s/ Jay Chall
	Name:	Jay Chall
	Title:	Director

By	/s/ Karl Studer
	Name:	Karl Studer
	Title:	Director

Letter of Credit Agreement and Reimbursement Agreement

GOLDMAN SACHS BANK USA
By	/s/ Mark Walton
	Name:	Mark Walton
	Title:	Authorized Signatory

Letter of Credit Agreement and Reimbursement Agreement

LLOYDS TSB BANK PLC
By	/s/ Rich Herder
	Name:	Rich Herder
	Title:	Managing Director

By	/s/ Morgan Beanland
	Name:	Morgan Beanland
	Title:	Senior Vice President

Letter of Credit Agreement and Reimbursement Agreement

MORGAN STANLEY BANK, N.A.
By	/s/ Ryan Vetsch
	Name:	Ryan Vetsch
	Title:	Vice President

Letter of Credit Agreement and Reimbursement Agreement

PNC BANK, NATIONAL ASSOCIATION
By	/s/ Gustavus A. Bahr
	Name:	Gustavus A. Bahr
	Title:	Senior Vice President

Letter of Credit Agreement and Reimbursement Agreement

ROYAL BANK OF CANADA
By	/s/ Tim Stephens
	Name:	Tim Stephens
	Title:	Authorized Signatory

Letter of Credit Agreement and Reimbursement Agreement

THE ROYAL BANK OF SCOTLAND PLC
By	/s/ Charles Greer
	Name:	Charles Greer
	Title:	Managing Director

Letter of Credit Agreement and Reimbursement Agreement

UBS AG, STAMFORD BRANCH
By	/s/ Irja R. Otsa
	Name:	Irja R. Otsa
	Title:	Associate Director

By	/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Associate Director

Letter of Credit Agreement and Reimbursement Agreement

WELLS FARGO BANK, N.A.
By	/s/ Robert Meyer
	Name:	Robert Meyer
	Title:	Managing Director

Letter of Credit Agreement and Reimbursement Agreement

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED
By	/s/ Robert Grillo
	Name:	Robert Grillo
	Title:	Director

Letter of Credit Agreement and Reimbursement Agreement

CREDIT AGRICOLE CORPORATE & INVESTMENT BANK
By	/s/ Charles Kornberger
	Name:	Charles Kornberger
	Title:	Managing Director

By	/s/ Frank Tatulli
	Name:	Frank Tatulli
	Title:	Managing Director

Letter of Credit Agreement and Reimbursement Agreement

ING BANK N.V.
By	/s/ C. van den Berge
	Name:	C. van den Berge
	Title:	Director

By	/s/ R. Liebesny
	Name:	R. Liebesny
	Title:	Manager

Letter of Credit Agreement and Reimbursement Agreement

MIZUHO CORPORATE BANK, LTD.
By	/s/ Toru Inoue
	Name:	Toru Inoue
	Title:	Deputy General Manager

Letter of Credit Agreement and Reimbursement Agreement

NATIONAL AUSTRALIA BANK LIMITED
By	/s/ Helen Hsu
	Name:	Helen Hsu
	Title:	Director

Letter of Credit Agreement and Reimbursement Agreement

SOCIETE GENERALE
By	/s/ William Aishton
	Name:	William Aishton
	Title:	Director

Letter of Credit Agreement and Reimbursement Agreement

STATE STREET BANK AND TRUST COMPANY
By	/s/ Kimberly R. Costa
	Name:	Kimberly R. Costa
	Title:	Assistant Vice President

Letter of Credit Agreement and Reimbursement Agreement

SUMITOMO MITSUI BANKING CORPORATION
By	/s/ William M. Ginn
	Name:	William M. Ginn
	Title:	Executive Officer

Letter of Credit Agreement and Reimbursement Agreement

THE BANK OF NOVA SCOTIA
By	/s/ David Mahmood
	Name:	David Mahmood
	Title:	Managing Director

Letter of Credit Agreement and Reimbursement Agreement

THE BANK OF NEW YORK MELLON
By	/s/ Michael Pensari
	Name:	Michael Pensari
	Title:	Vice President

Letter of Credit Agreement and Reimbursement Agreement

UNICREDIT BANK AG, NEW YORK BRANCH
By	/s/ Jorge Wilmer
	Name:	Jorge Wilmer
	Title:	Managing Director

By	/s/ Michael A. Imperiale
	Name:	Michael A. Imperiale
	Title:	Director

Letter of Credit Agreement and Reimbursement Agreement

U.S. BANK N.A.
By	/s/ Inna Kotsubey
Name: Inna Kotsubey
Title: Vice President

Letter of Credit Agreement and Reimbursement Agreement

MANUFACTURERS & TRADERS TRUST COMPANY
By	/s/ Laurel LB Magruder
	Name:	Laurel LB Magruder
	Title:	Vice President

Letter of Credit Agreement and Reimbursement Agreement

NATIXIS, NEW YORK BRANCH
By	/s/ Ray Meyer
	Name:	Ray Meyer
	Title:	Managing Director

By	/s/ Paul Goncharoff
	Name:	Paul Goncharoff
	Title:	Associate

Letter of Credit Agreement and Reimbursement Agreement

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL.)
By	/s/ Karin Lindblad
	Name:	Karin Lindblad
Title:

By	/s/ Eszler Wijkman
	Name:	Eszler Wijkman
Title:

Letter of Credit Agreement and Reimbursement Agreement

SCHEDULE 2.01
Commitments

Name of Lender	Commitment ($)
JPMORGAN CHASE BANK, N.A.	$50,000,000.00

BANK OF AMERICA, N.A.	$50,000,000.00

CITIBANK, N.A.	$50,000,000.00

DEUTSCHE BANK AG NEW YORK BRANCH	$47,500,000.00

STANDARD CHARTERED BANK	$47,500,000.00

BARCLAYS BANK PLC	$45,000,000.00

BNP PARIBAS	$45,000,000.00

CREDIT SUISSE AG, NEW YORK BRANCH	$45,000,000.00

GOLDMAN SACHS BANK USA	$45,000,000.00

LLOYDS TSB BANK PLC	$45,000,000.00

MORGAN STANLEY BANK, N.A.	$45,000,000.00

PNC BANK, NATIONAL ASSOCIATION	$45,000,000.00

ROYAL BANK OF CANADA	$45,000,000.00

THE ROYAL BANK OF SCOTLAND PLC	$45,000,000.00

UBS AG, STAMFORD BRANCH	$45,000,000.00

WELLS FARGO BANK, N.A.	$45,000,000.00

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED	$40,000,000.00

CREDIT AGRICOLE CORPORATE & INVESTMENT BANK	$40,000,000.00

ING BANK N.V.	$40,000,000.00

MIZUHO CORPORATE BANK, LTD.	$40,000,000.00

NATIONAL AUSTRALIA BANK LIMITED	$40,000,000.00

SOCIETE GENERALE	$40,000,000.00
Schedule 2.01 to Credit Agreement

Name of Lender	Commitment ($)
STATE STREET BANK AND TRUST COMPANY	$40,000,000.00

SUMITOMO MITSUI BANKING CORPORATION	$40,000,000.00

THE BANK OF NOVA SCOTIA	$40,000,000.00

THE BANK OF NEW YORK MELLON	$40,000,000.00

UNICREDIT BANK AG, NEW YORK BRANCH	$40,000,000.00

U.S. BANK N.A.	$40,000,000.00

MANUFACTURERS & TRADERS TRUST COMPANY	$30,000,000.00

NATIXIS, NEW YORK BRANCH	$30,000,000.00

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL.)	$20,000,000.00

TOTAL	$1,300,000,000.00
Schedule 2.01 to Credit Agreement

SCHEDULE 4.02(e)
Financial Strength Ratings

	S&P		Moody’s
	Financial		Financial
	Strength Rating	Status	Strength Rating	Status
American Home Assurance Co.	A+	Negative	Aa3	Negative

National Union Fire Ins. Co. of Pittsburgh PA	A+/A-1	Negative	Aa3	Negative
Schedule 4.02(e) to Credit Agreement

SCHEDULE 9.01
Notice Information
I. Company:
Chartis Inc.
175 Water Street
New York, New York 10038
Attention: General Counsel
Fax No.: 212-458-3330
Telephone No.: 212-458-3132
with a copy to:
Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Attention: Erik Lindauer
Fax No.: 212-558-3588
Telephone No.: 212-558-3548
II. Administrative Agent:
JPMorgan Chase Bank, N.A.
1111 Fannin Street, Floor 10
Houston, Texas 77002-6925
Attention: Vashni Whittaker
Fax No.: 713-750-2223
Telephone No.: 713-483-1080
with a copy to:
JPMorgan Chase Bank, N.A.
1111 Fannin Street, Floor 10
Houston, Texas 77002-6925
Attention: Lydia Gomez
Fax No.: 713-750-2223
Telephone No.: 713-750-2531
III. Several L/C Agent:
JPMorgan Chase Bank, N.A.
1111 Fannin Street, Floor 10
Houston, Texas 77002-6925
Attention: Vashni Whittaker
Fax No.: 713-750-2223
Telephone No.: 713-483-1080
Schedule 9.01 to Credit Agreement

with a copy to:
JPMorgan Chase Bank, N.A.
1111 Fannin Street, Floor 10
Houston, Texas 77002-6925
Attention: Lydia Gomez
Fax No.: 713-750-2223
Telephone No.: 713-750-2531
IV. Lenders
Initially, as provided in the relevant Lender’s Administrative Questionnaire
Schedule 9.01 to Credit Agreement

EXHIBIT A
[FORM OF ASSIGNMENT AND ASSUMPTION]
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and the Assignee identified in item 2 below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Letter of Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit, guarantees and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:

[and is an [Affiliate][Approved Fund] of [identify Lender]][1]

3.	Company:	Chartis Inc.

4.	Administrative Agent:	JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

[1]	Select as applicable.
Assignment and Assumption

5.	Credit Agreement:	The $1,300,000,000 Letter of Credit and Reimbursement Agreement dated as of December 23, 2010 among Chartis Inc., the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents party thereto.

6.	Assigned Interest:

Percentage
		Aggregate Amount	Amount of	Assigned of
		of Commitment/	Commitment/	Commitment/
		interests in Letters	interests in	interests in
		of Credit for all	Letters of Credit	Letters of
Assignor	Assignee	Lenders	Assigned	Credit
		$	$	%

		$	$	%

		$	$	%
Effective Date:                     , 201___[ TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]
By:
Title:

ASSIGNEE [NAME OF ASSIGNEE]
By:
Title:

Assignment and Assumption

[Consented to and]2 Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By
Title:

[Consented to:][3]

CHARTIS INC.

By
Title:

[2]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

[3]	To be added only if the consent of the Company is required by the terms of the Credit Agreement.
Assignment and Assumption

ANNEX 1
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
     1. Representations and Warranties.
     1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
     1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements, if any, under the Credit Agreement including Section 9.04(b) thereof (subject to such consents, if any, as may be required under such Section 9.04(b)), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest and (vii) if it is a Non-U.S. Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
Assignment and Assumption

     2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
     3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.
Assignment and Assumption

EXHIBIT B
FORMS OF U.S. TAX CERTIFICATES
[See Attached Forms]
U.S. Tax Certificate

EXHIBIT B-1
[FORM OF U.S. TAX CERTIFICATE]
(FOR NON-U.S. LENDERS THAT ARE NOT PARTNERSHIPS
FOR U.S. FEDERAL INCOME TAX PURPOSES)
     Reference is hereby made to the Letter of Credit and Reimbursement Agreement dated as of December 23, 2010 (as modified and supplemented and in effect from time to time, the “Agreement”) among Chartis Inc. (the “Company”), the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent thereunder (the “Administrative Agent”), and the other agents party thereto. Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.
     Pursuant to the provisions of Section 2.05 of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the interests in Letters of Credit in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.
     The undersigned has furnished the Administrative Agent and the Company with a certificate of its non-U.S. person status on United States Internal Revenue Service Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 201__
U.S. Tax Certificate

EXHIBIT B-2
[FORM OF U.S. TAX CERTIFICATE]
(For Non-U.S. Lenders That Are Partnerships
For U.S. Federal Income Tax Purposes)
     Reference is hereby made to the Letter of Credit and Reimbursement Agreement dated as of December 23, 2010 (as modified and supplemented and in effect from time to time, the “Agreement”) among Chartis Inc. (the “Company”), the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent thereunder (the “Administrative Agent”), and the other agents party thereto. Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.
     Pursuant to the provisions of Section 2.05 of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the interests in Letters of Credit in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such interests in Letters of Credit, (iii) with respect to the extension of credit pursuant to the Agreement, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.
     The undersigned has furnished the Administrative Agent and the Company with United States Internal Revenue Service Form W-8IMY accompanied by a United States Internal Revenue Service Form W-8BEN from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 201__
U.S. Tax Certificate

EXHIBIT B-3
[FORM OF U.S. TAX CERTIFICATE]
(For Non-U.S. Participants That Are Not Partnerships
For U.S. Federal Income Tax Purposes)
     Reference is hereby made to the Letter of Credit and Reimbursement Agreement dated as of December 23, 2010 (as modified and supplemented and in effect from time to time, the “Agreement”) among Chartis Inc. (the “Company”), the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent thereunder (the “Administrative Agent”), and the other agents party thereto. Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.
     Pursuant to the provisions of Section 2.05 of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.
     The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on United States Internal Revenue Service Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 201__
U.S. Tax Certificate

EXHIBIT B-4
[FORM OF U.S. TAX CERTIFICATE]
(For Non-U.S. Participants That Are Partnerships
For U.S. Federal Income Tax Purposes)
     Reference is hereby made to the Letter of Credit and Reimbursement Agreement dated as of December 23, 2010 (as modified and supplemented and in effect from time to time, the “Agreement”) among Chartis Inc. (the “Company”), the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent thereunder (the “Administrative Agent”), and the other agents party thereto. Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.
     Pursuant to the provisions of Section 2.05 of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.
     The undersigned has furnished its participating Lender with United States Internal Revenue Service Form W-8IMY accompanied by a United States Internal Revenue Service Form W-8BEN from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 201__
U.S. Tax Certificate